Exhibit 10.1

PURCHASE AND SALE AGREEMENT

BETWEEN

RIDGEWOOD ENERGY CORPORATION,

as Manager for and on Behalf of

RIDGEWOOD ENERGY A-1 FUND, LLC

RIDGEWOOD ENERGY GULF OF MEXICO OIL AND GAS FUND, L.P.

RIDGEWOOD ENERGY P FUND, LLC

RIDGEWOOD ENERGY W FUND, LLC

RIDGEWOOD ENERGY Y FUND, LLC

(as Sellers)

and

CASTEX ENERGY PARTNERS, L.P.

(as Buyer)

DATED:  January 17, 2014

SCHEDULE OF EXHIBITS AND SCHEDULES

Exhibit “A”	Leases, Lease Related Interests and Easements
Exhibit “A-1”	Wells
Exhibit “A-2”	Contracts
Exhibit “A-3”	Permits
Exhibit “A-4”	Data
Exhibit “B”	Allocated Values
Exhibit “C-1”, “C-2”, “C-3”	Form of Assignment
Exhibit “D”	Form of FIRPTA Certificate
Exhibit “E”	Seller’s Certificate
Exhibit “F”	Buyer’s Certificate

PURCHASE AND SALE AGREEMENT
RIDGEWOOD ENERGY CORPORATION and
CASTEX ENERGY PARTNERS L.P.

THIS PURCHASE AND SALE AGREEMENT (“Agreement”), dated as of January 17, 2014 (the “Execution Date”), is between Ridgewood Energy Corporation, a Delaware corporation, as Manager for and on behalf of, Ridgewood Energy A-1 Fund, LLC, a  Delaware limited liability company, Ridgewood Energy Gulf of Mexico Oil and Gas Fund, L.P., a Delaware limited partnership, Ridgewood Energy P Fund, LLC, a Delaware limited liability company, Ridgewood Energy W Fund, LLC, a  Delaware limited liability company, and Ridgewood Energy Y Fund, LLC, a Delaware limited liability company (collectively, “Sellers”; and each individually, a “Seller”), and Castex Energy Partners, L.P., a Texas limited partnership (“Buyer”).  Buyer and Seller are hereinafter sometimes referred to individually as a “Party” and collectively as the “Parties.”  Unless otherwise defined herein, capitalized terms used in this Agreement shall have the respective meanings ascribed to such terms in Section 12.1 of this Agreement.

W I T N E S S E T H:

WHEREAS Sellers collectively own or hold the Properties (as defined below) as specified in Exhibits “A” and “A-1” and desire to sell, assign and convey to Buyer and Buyer desires to purchase and accept the Properties, all subject to the terms and conditions set forth below;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the benefits to be derived by Sellers and Buyer hereunder, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sellers and Buyer hereby agree as follows:

Article I.
Purchase and Sale

1.1           Purchase and Sale.  Subject to the terms and conditions of this Agreement, Buyer agrees to purchase and acquire from each Seller, and each Seller agrees to sell, transfer, assign, convey and deliver to Buyer, at the Closing, but effective as of the Effective Time (as defined below), all of such Seller’s rights, title and interests in, to and under, or derived from, and ownership interests in, the assets, properties (immovable, movable or mixed) and appurtenant rights (contractual or otherwise) set forth below (each a “Property,” and collectively, the “Properties”), free and clear of all Liens:

(a)           All of the oil, gas, other Hydrocarbon and mineral leases, subleases, working interests, royalty interests, overriding royalty interests, production payments, net profit interests, reversionary interests, carried interest, rights to take royalties in-kind and all other interests of any kind or character in Hydrocarbons in place and the leasehold estates created thereby, described on Exhibit “A” (collectively, the “Leases”), together with all other mineral interests of every nature related to the lands covered by the Leases or lands pooled or unitized therewith (the “Lands”) and all corresponding interests in and to all the property and rights incident thereto of any nature that arise by Law or otherwise, including all rights in any pooled or unitized acreage by virtue of the Leases having been pooled into such pools or units, all production from the pool or unit allocated to any such Lands; and all interests in any wells within the pool or unit associated with the Lands; and all reversionary interests, convertible interests, and net profits interests applicable to the Leases or Lands (together with Lands, collectively, the “Lease Related Interests”);

(b)           All easements, rights-of-way, servitudes, surface leases, subsurface leases, permits, licenses or other interests in production of Hydrocarbons that are listed and described in Exhibit “A” (collectively, the “Easements”);

(c)           All of the oil and gas wells located on the lands covered by the Leases, Easements or any Lands or lands pooled or unitized therewith (whether producing, plugged and abandoned, shut-in, injection, disposal or water supply), including the wellbores described on Exhibit “A-1”, and all wellbores spudded after the date of this Agreement and prior to the Closing located on the Leases, Easements or any Lands or lands pooled or unitized therewith, and all movable property, improvements, fixtures, facilities, wells, gathering lines, flow lines, injection lines, pipelines, tanks, boilers, buildings, machinery, equipment (surface and downhole), inventory, pipelines, utility lines, power lines, telephone lines, boats, automobiles, roads and other appurtenances, to the extent the same are situated upon and used or held for use by Seller solely in connection with the Leases or such wells, or the production of oil, gas or other Hydrocarbon and non-Hydrocarbon substances attributable thereto (collectively, the “Wells”);

(d)           All of the presently existing and valid unitization, communitization and pooling declarations, orders, and agreements (including all units formed by voluntary agreement and those formed under the rules, regulations, orders or other official acts of any governmental entity or tribal authority having appropriate jurisdiction) to the extent they relate to the Leases, Easements, Wells or any Lands or lands pooled or unitized therewith or the production of oil, gas or Hydrocarbon and non-Hydrocarbon substances attributable thereto which are listed and described on Exhibit “A-2” (collectively, the “Contracts”);

(e)           All of the presently existing and valid oil sales contracts, casing-head gas sales contracts, gas sales contracts, processing contracts, gathering contracts, transportation contracts, farm-out contracts, farm-in contracts, balancing contracts (including but not limited to gas imbalances), suspense funds, operating agreements, areas of mutual interest, and other contracts, agreements and instruments (to the extent said contracts are transferable by a Seller without material expense to a Seller not advanced or reimbursed by Buyer, and not subject to material restrictions on transfer under third-party agreements), to the extent they relate to the Leases, Easements, Wells or any Lands or lands pooled or unitized therewith or the production of oil, gas or other Hydrocarbon and non-Hydrocarbon substances attributable thereto (the “Contracts”); including those contracts described in clauses (a), (b) and (d) of this Section 1.1 which are listed and described on Exhibit “A-2”;

(f)           All Hydrocarbons produced on or after the Effective Time that are attributable to a Seller’s interests in the properties, rights, titles, and interests described in clauses (a) through (e) of this Section 1.1, including to the extent attributable to Hydrocarbons stored in tanks and pipeline linefill as of the Effective Time;

(g)           All environmental and other governmental (whether federal, state or local) permits, licenses, orders, authorizations, franchises and related instruments or rights relating to the ownership, operation or use of the properties described in clauses (a) through (e) of this Section 1.1 (the “Permits”) which, if any, are described on Exhibit “A-3”;

(h)           All of a Seller’s maps, logs, geologic interpretations and other data in the Seller’s (or any of Seller’s affiliates’) files, including, without limitation, all seismic data and seismic reprocessing underlying the Properties (to the extent transferable by such Seller without material expense to Seller not advanced or reimbursed by Buyer, and not subject to material restrictions on transfer under third-party agreements or applicable Law) collectively (the “Data”) which, if any, is described on Exhibit “A-4”; and

(i)           All cash (including restricted cash) received from working interest owners by or on behalf of a Seller (or its affiliates) to the extent attributable to the Properties for work to be completed on or after the Effective Time.

1.2           Excluded Assets.  Notwithstanding any other provision in this Agreement to the contrary, all of a Seller’s rights, title and interest in and to any of its assets other than the Properties will remain the property of such Seller after the Closing (the “Excluded Assets”).

1.3           Assumed Liabilities.  Buyer will assume from Sellers and shall, from and after the Closing Date, timely pay, discharge, perform or otherwise satisfy all Liabilities, other than the Retained Liabilities, related to the Properties, whether express or implied or arising before or after the Effective Time (collectively, the “Assumed Liabilities”), including the following:

(a)           All Liabilities under or arising out of the Contracts actually transferred to Buyer at the Closing, whether prior to, on or following the Closing Date;

(b)           All Liabilities under the Permits, including those associated with the renewals thereof, or arising from the failure to renew or to operate in accordance with such Permits;

(c)           All Liabilities pursuant to any Environmental Law arising from or relating to any action, event, or circumstance occurring after the Effective Time, including any release of any Hazardous Substances or any violation of any Environmental Laws with respect to the Properties, whether known or unknown, fixed or contingent;

(d)           Any and all plugging and abandonment liabilities and obligations with respect to any and all of the Properties (whether or not the Louisiana Office of Conservation or any other Governmental Authority reflects the pertinent well, unit or other property as having been previously plugged, abandoned or remediated for regulatory purposes or otherwise), including, the obligation to reclaim all well sites located on the Leases and for decommissioning and site clearance for all platforms, flowlines and pipelines located on the Properties, whether arising before, at or after the Effective Time;

(e)           Any Liability for Taxes allocated to Buyer pursuant to Section 1.10; and

(f)           Any gas imbalances attributable to any all of the Properties to the extent an adjustment to the Purchase Price has been made with respect thereto (including without limitation with respect to Taxes or royalties due or payable on the value of any such underproduced or overproduced gas).

1.4           Retained Liabilities.  Notwithstanding any provision in this Agreement to the contrary, Buyer is not assuming, and each Seller shall pay, discharge, perform or otherwise satisfy the following Liabilities, whether express or implied (collectively, the “Retained Liabilities”):

(a)           All Liabilities related to an Excluded Asset;

(b)           All Liabilities pursuant to any Environmental Law arising from or relating to any action, event, or circumstance occurring or existing on or prior to the Effective Time, including any release of any Hazardous Substances or any violation of any Environmental Laws with respect to the Properties, whether known or unknown, fixed or contingent; and

(c)           Any Liability for Taxes allocated to Sellers pursuant to Section 1.10.

1.5           Purchase Price.  In consideration for the purchase of the Properties, Buyer will, at the Closing, (a) pay and deliver to Sellers cash in the aggregate amount of Twenty Five Million Dollars ($25,000,000.00) (the “Purchase Price”) and (b) assume, in accordance with Section 1.3, the Assumed Liabilities.  The Purchase Price shall be subject to the following adjustments:

(a)           The Purchase Price shall be adjusted upward (increased) without duplication by the following:

(1)           the amount of (i) gross proceeds received by Buyer, or offset by Third Persons against amounts owed by Buyer, from the sale of Hydrocarbons produced before the Effective Time from or attributable to the Properties and (ii) any other income, revenues, credits, refunds, deposits, accounts receivable and proceeds that are paid to or received by Buyer, or offset by Third Persons against amounts owed by Buyer, with respect to the Properties and are, in accordance with GAAP, attributable to the period of time before the Effective Time;

(2)           all costs, expenses, expenditures, payments and payables (including without limitation capital expenditures, royalties, rentals, Taxes, deposits, billings under an operating agreement, prepaid insurance premiums (provided that the Purchase Price shall not be adjusted upward for any insurance premium allocable to any period after the Closing as to which Buyer is not an insured on such insurance, utility charges, processing, gathering or transportation charges) and Losses that are based on, related to or arising out of (in whole or in part) the ownership, operation or use of any Property and are, in accordance with GAAP, attributable to the period of time at or after the Effective Time, to the extent they are paid by or on behalf of a Seller, or offset by Third Parties against amounts owed to a Seller;

(3)           the value of all Hydrocarbons in storage (or otherwise present in any Equipment as line fill or otherwise) as of the Effective Time that is credited to the Properties, such value to be the actual price received for such Hydrocarbons upon the first sale thereof or, absent a sale, then such value to be based upon the average market price posted in the area for Hydrocarbons of similar quality and grade in effect as of the Effective Time and upon the quantity as gauged or measured by the operator of the affected Properties, in each case net of royalties and severance Taxes not yet paid thereon;

(4)           the amount, if any, for any underproduced gas position of Sellers as determined pursuant to Section 1.6; and

(5)           any other amounts agreed upon by Sellers and Buyer.

(b)           The Purchase Price shall be adjusted downward (decreased) without duplication by the following:

(1)           the amount of (i) gross proceeds received by Sellers, or offset by Third Persons against amounts owed by Sellers, from the sale of Hydrocarbons produced after the Effective Time from or attributable to the Properties and (ii) any other income and proceeds actually received by Seller, or offset by Third Persons against amounts owed by Sellers, that are, in accordance with GAAP, attributable to the period of time after the Effective Time with respect to the Properties;

(2)           all costs, expenses, expenditures, payments and payables (including without limitation capital expenditures, royalties, rentals, Taxes, deposits, billings under an operating agreement, prepaid insurance premiums, utility charges, processing, gathering or transportation charges) and Losses that are based on, related to or arising out of (in whole or in part) the ownership, operation or use of any Property and are, in accordance with GAAP, attributable to the period of time before the Effective Time, to the extent they are paid by Buyer (or offset by Third Parties against amounts owed to Buyer) before Sellers submit the Final Settlement Statement under Section 1.7(b)(1);

(3)           the amount, if any, for any overproduced gas position of Sellers as determined pursuant to Section 1.6;

(4)           the aggregate Allocated Value of any Properties withheld from Closing pursuant to the terms of this Agreement, including any reductions of the Purchase Price required pursuant to Section 4.1 (Casualty Loss);

(5)           the aggregate amount of all Indebtedness that encumbers the Properties as of the Closing Date; and

(6)           any other amounts agreed upon by Sellers and Buyer.

1.6           Gas Imbalances.

(a)           The Parties hereby agree that Sellers’ estimated accumulated imbalance from January 1, 2012 through September 30, 2013 (“Pre-effective Period”), is  50,352 MMBtu underdelivered, which will be handled as follows:

(i)         Within fifteen (15) business days after the Closing Date, the Parties shall request in writing cash out with Apache Corporation, Operator of the Properties (hereinafter, “Apache”), for the period commencing January 1, 2012 through December 31, 2013.  Such written request shall be pursuant to Section VII of Exhibit “E” of that certain Joint Operating Agreement by and among Phoenix Exploration Company LP, Phoenix Exploration Louisiana, C LLC, and Ridgewood Energy Corporation dated May 1, 2009 (the “Gas Balancing Agreement”), which calls for cash out each calendar year.  The cash out request shall stipulate that settlement dollars attributable for the Pre-effective Period shall be distributed to the Sellers, while settlement dollars attributable to Sellers’  underproduction for the October 1, 2013 through December 1, 2013 period shall be distributed to the Buyer.

(ii)         If Apache declines to cash out the imbalances pursuant to the request described in Section 1.6(i) or if Apache does not respond to either Party within ninety (90) days from date of the written request, then within 15 business days of receipt of such written denial from Apache or within the 105th day of the written request (if Apache fails to respond), Buyer shall make written request to Apache to assign Sellers’ imbalance for the Pre-effective Period to Buyer.  If the request made pursuant to this Section 1.6(ii) is approved, Buyer shall assume the Pre-effective Period imbalance obligation.  Such payment shall be made pursuant to the Final Settlement Statement (defined below) and shall be calculated as set forth in the Gas Balancing Agreement (each monthly field imbalance multiplied by the respective first of month Index Price as reported in the publication Platts Gas Daily Price Guide for the appropriate pipeline index less applicable transportation, gathering or deductions as published in the respective gas pipeline tariff). Notwithstanding anything to the contrary herein, the calculation stipulated above shall specifically exclude as a deduct from such payment, any transportation costs or fees associated with the Phase II Transportation Fee and the Phase III Transportation Fee as provided for in the Belle Isle Facility Agreement referenced in Article 2.1 (g) herein.

(b)           If Apache declines both requests described in Sections 1.6(i) and 1.6(ii), Sellers shall be responsible for the pre-Effective Date imbalance.

1.7           Closing Statements and Post Closing Adjustments.

(a)           Pre-Closing Obligations of Seller.  Subsequent to execution of this Agreement, but prior to Closing, Sellers shall refrain from taking any of the following actions without the prior consent of Buyer (which shall not be unreasonably withheld):

(1)           except in the ordinary course of business and consistent with past practices, voluntarily waive or release any material rights with respect to any Property;

(2)           enter into any contract requiring an expenditure net to Seller(s)’ interests in excess of One Hundred Thousand Dollars ($100,000) attributable to any Property;

(3)           enter in any contract for the sale or other disposition, or any call or option for such purchase, of Hydrocarbons produced or to be produced from the Property that is not terminable by Seller(s) without penalty on seventy (60) days’ notice or less;

(4)           voluntarily compromise, settle or adjust any amounts payable by reason of any Casualty Loss; or

(5)            commit to do any of the above.

(b)           Preliminary Settlement Statement.  At least seven Business Days before the Closing and using the best information then available, Sellers shall prepare and deliver to Buyer a settlement statement (the “Preliminary Settlement Statement”) that shall set forth the Purchase Price adjusted as of the Closing as provided in Section 1.5 (the “Closing Amount”) and each adjustment to the Purchase Price and the calculation of such adjustments used to determine the Closing Amount.  Within three Business Days after its receipt of the Preliminary Settlement Statement, Buyer shall submit to Sellers in writing any objections or proposed changes thereto; Buyer shall be deemed to have agreed with all adjustments, other than as set forth in a timely submission.  Sellers and Buyer shall attempt to resolve any differences before the Closing; the final Preliminary Settlement Statement shall consist only of those adjustments agreed to (or deemed agreed to) at or before the Closing.  All other adjustments to the Purchase Price not determined as of Closing shall be taken into account as provided in Section 1.7(b).

(c)           Post-Closing Adjustments.

(1)            On or before  December 31, 2014 , Sellers shall prepare and deliver to Buyer, in accordance with this Agreement and GAAP, a statement (herein called the “Final Settlement Statement”) setting forth each adjustment to the Purchase Price that was not included in the Preliminary Settlement Statement and showing the calculation of such adjustment.  At Buyer’s request, Sellers shall supply reasonable documentation to support any credit, charge, receipt or other item.  Within thirty (30) days of receipt of the Final Settlement Statement, Buyer shall deliver to Sellers a written report containing (1) any changes that Buyer proposes be made to the Final Settlement Statement and (2) supporting documentation for such changes; if Buyer does not timely deliver such report, Buyer shall be deemed to have agreed with the Final Settlement Statement.  The Parties shall negotiate in good faith and undertake to agree with respect to the amounts due pursuant to such post-Closing adjustment(s) no later than thirty (30) days after Buyer’s submission of its written report hereunder to Sellers.

(2)            In the event the Parties cannot reach agreement within the period provided in Section 2.06(a), then any Party may refer the matter in dispute to any “Big 4” accounting firm (or to any other nationally-recognized, independent accounting firm mutually agreed by the Parties) which is not currently engaged by either Party for review and determination.  The accounting firm shall conduct the proceedings in Houston, Texas in accordance with the Commercial Arbitration Rules of the AAA to the extent such rules do not conflict with the terms of this Section.  The accounting firm’s determination shall be in writing and made within thirty (30) days after submission of the matters in dispute and shall be final and binding on the Parties, without right of appeal.  In determining the proper amount of any adjustment to the Purchase Price, the accounting firm shall not increase the Purchase Price more than the increase proposed by Sellers nor decrease the Purchase Price more than the decrease proposed by Buyer, as applicable.  The accounting firm shall act as an arbitrator for the limited purpose of determining the specific disputed matters submitted by any Party and may not award damages or penalties to any Party with respect to any matter.  Each Party shall each bear its own legal fees and other costs of presenting its case.  Buyer shall bear one-half of the costs and expenses of the accounting firm, and the affected Seller shall bear the other half.

(3)           The date of final determination of the Adjusted Purchase Price (whether by agreement of the Parties under subsection (a) above or upon an arbitrator’s award pursuant to subsection (b) above) is referred to as the “Final Settlement Date”.  Within two (2) Business Days after the Final Settlement Date, (i) if the Adjusted Purchase Price is less than the Closing Amount, the affected Seller shall pay to Buyer in immediately available funds the amount of such difference or (ii) if the Adjusted Purchase Price is more than the Closing Amount, Buyer shall pay to the affected Seller in immediately available funds the amount of such difference.

(d)           Amount to be Paid at Closing.  The amount paid by Buyer at Closing will include all (i) undisputed amounts from the Preliminary Closing Statement and (ii) any changes to the Closing Statement agreed on by Buyer and Sellers based on such discussions pursuant to this Agreement.

1.8           Effective Time.  The purchase and sale of the Properties shall be effective as of October 1, 2013, at 12:01 a.m., Central Time Zone (the “Effective Time”).

1.9           Allocations.  For purposes ofpurchase price adjustments, if any, pursuant to Section 1.5(b)(4) or Casualty Loss pursuant to Section 4.1, the Purchase Price shall be allocated to each Property as set forth on Exhibit “B” (each an “Allocated Value” and collectively the “Allocated Values”).      The Parties agree that this transaction is not subject to the reporting requirement of Section 1060 of the Internal Revenue Code of 1986, as amended, and that, therefore, IRS Form 8594, Asset Acquisition Statement, is not required to be and will not be filed for this transaction.  In the event the Parties mutually agree that a filing of Form 8594 is required or if the IRS requires such a filing, the Parties will confer and cooperate in the preparation and filing of their respective forms to reflect a consistent reporting of the agreed upon allocation in accordance with the Allocated Values.

1.10         Taxes.  Notwithstanding anything to the contrary herein, it is acknowledged and agreed by and between Sellers and Buyer that the Purchase Price excludes any sales taxes or other taxes in connection with the sale of Properties pursuant to this Agreement.  If a determination is ever made that sales, use, gross receipts, transfer, real property transfer, documentary stamp, recording and other similar Taxes arising from and with respect to the purchase and sale of the Properties applies, Buyer and Sellers shall each be liable for fifty percent (50%) of such tax.  Buyer shall indemnify and hold Sellers harmless with respect to the payment of any of such taxes, including any interest or penalties assessed thereon, for which Buyer is responsible and Sellers shall indemnify and hold Buyer harmless with respect to the payment of any of such taxes, including any interest or penalties assessed thereon, for which Sellers are responsible, each pursuant to this section.  The indemnity and hold harmless obligation contained in the preceding sentence shall survive the Closing.  All ad valorem real property Taxes, personal property Taxes, fees or assessments due with respect to the Properties (collectively, “Property Taxes”) shall be prorated between Seller, on the one hand, and Buyer, on the other hand, as of the Effective Time on a calendar year basis based upon the number of days in the calendar year prior to the Effective Time and following the Effective Time, using the calendar year 2012 Tax rates and assessments by the appropriate Governmental Entity.  Such proration shall be recalculated at such time as the calendar year 2013 tax assessments are available, and the Parties shall cooperate with each other in all respects in connection with such recalculation and promptly pay any sums due in consequence thereof to the Party entitled to recover the same.  If any Party pays Taxes for which it is entitled to be reimbursed pursuant to this Section 1.9, the other Party responsible therefor shall promptly reimburse the Party so paying upon notice of the amount paid by such Party.  Each Party shall be responsible for its own income, franchise and margin Taxes, if any, that may result from the transactions contemplated by this Agreement.

Article II.
Sellers’ Representations And Warranties

2.1           Sellers’ Representations and Warranties.  Each Seller represents and warrants to Buyer as of the date hereof, and as of the Closing, that:

(a)           Such Seller is duly formed as an entity, and is validly existing and in good standing under the Laws of the applicable state as set forth in the Preamble of this Agreement, and is duly organized, validly existing and in good standing under the applicable state, and is duly qualified to carry on its business in those states where the conduct of its business or ownership or leasing of its Properties is such as to require such Seller to be so qualified.

(b)           Sellers have all requisite power and authority to carry on their business as presently conducted, to enter into this Agreement and the other documents and agreements contemplated hereby, and to perform their obligations under this Agreement and the other documents and agreements contemplated hereby.  The consummation of the transactions contemplated by this Agreement will not violate, nor be in conflict with, any provision of Sellers’ governing agreements or any material agreement or instrument to which any Seller is a party or by which any Seller is bound, or any judgment, decree, order, statute, rule, or regulation applicable to Seller.  This Agreement, and all agreements, contracts, documents and instruments required hereunder (“Ancillary Agreements”) to be executed and delivered by Sellers or any of Sellers’ affiliates at Closing, constitute Sellers’ or such affiliates’ legal, valid and binding obligations in accordance with their respective terms, subject to applicable bankruptcy and other similar Laws of general application with respect to creditors.

(c)           The execution, delivery and performance of this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby have been duly and validly authorized by all requisite authorizing action, corporate, partnership or otherwise, on the part of Sellers and each of Sellers’ affiliates that are parties thereto.

(d)           This Agreement and all Ancillary Agreements to be executed and delivered by Sellers or any of Sellers’ affiliates at Closing constitute legal, valid and binding obligations of Sellers or such affiliate in accordance with their respective terms, subject to applicable bankruptcy and other similar Laws of general application with respect to creditors.

(e)           There are no bankruptcy, reorganization or receivership proceedings pending, being contemplated by, or, to the actual knowledge of Sellers, threatened against any Seller.

(f)            Sellers have good and defensible title with respect to the interests in all of the Properties conveyed to Buyer, and Sellers hereby represent and warrant that the interests in the Properties are not less than as set forth on Exhibits A, A-1 and B to this Agreement, and further represent and warrant that the Properties are free of any Claim against such title by, through or under Sellers, third parties, or any of Sellers’ affiliates.

(g)           Other than consents of the type customarily received following the Closing, and the required consent from Apache Corporation to assign that certain Agreement for Utilization of Potomac Facility, Belle Isle Facility and Associated Infrastructure by the Potomac Lease Partnership and Marathon Lease Partnership dated October 31, 2012, effective May 23, 2012 between Apache Corporation, Castex Energy Partners, L.P., Castex Energy 2008, L.P. and Ridgewood Energy Corporation (the “Belle Isle Facility Agreement”) there are no consents or approvals requested that are applicable to the transfer of the Properties in connection with the transactions contemplated by this Agreement.  There are no preferential purchase rights, rights of first refusal or similar rights (each, a “Preferential Right”) that are applicable to the transfer of the Properties in connection with the transactions contemplated by this Agreement.  Sellers represent that, as of Closing, consent to assign the Belle Isle Facility Agreement will have been obtained from Apache.

(h)           Sellers (i) have timely filed all material tax returns for non-income taxes with respect to the Properties required to be filed by Sellers (taking into account any extension of time to file granted or obtained) and all such tax returns are true, correct and complete in all material aspects; (ii) has paid all material non-income taxes with respect to the Properties that have become due; (iii) is not currently subject to an extension or waiver of the statute of limitations applicable to any tax return referred to in Section 2.1(h)(i) or with respect to a material non-income tax assessment or deficiency with respect to the Properties, which period has not yet expired; and (iv) is not currently subject to any proceeding with respect to material non-income taxes, and no such proceeding has been threatened in writing with respect to any non-income taxes, with respect to the Properties.

(i)            None of such Properties are subject to any Lien or any Indebtedness and there are no overriding royalty interests or reversionary interests burdening the Properties other than the lessor’s royalty interest.

(j)            Sellers have been in compliance in all material respects with, and has developed, operated and maintained the Properties (to the extent such activities have been performed by any Seller or its affiliates) in compliance in all material respects with, all applicable Laws.

(k)            No Seller has incurred Liability for broker’s or finder’s fees with respect to the transactions contemplated by this Agreement other than obligations that are the sole responsibility of Seller.

(l)            To Sellers’ knowledge, there is no order, action, suit, proceeding, Claim or investigation pending, or threatened in writing, against any Seller that relates to the Properties or that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, the transactions contemplated by this Agreement.

(m)           Sellers are experienced and knowledgeable investors in the oil and gas business.  Prior to entering into this Agreement, Sellers were advised by and has relied solely on its own expertise and legal, tax, reservoir engineering, and other professional counsel concerning this Agreement, the Properties and the value the Properties.  In making their decision to enter into this Agreement and to consummate the transactions contemplated herein, Sellers: (i) have satisfied themselves, based upon the representations and warranties of Buyer set forth in this Agreement and their own independent investigations, as to the physical and environmental condition of the immovable and movable assets, and as to title to the Properties, (ii) have relied on no representations or warranties of Buyer (other than as expressly set forth in this Agreement) and otherwise have relied solely on their own independent investigations, evaluations, appraisals and judgments of the Properties, (iii) have relied on no representations or warranties of any related Person of Buyer, (iv) have, with their legal counsel and other advisers, carefully reviewed all of the provisions of this Agreement, and (v) fully understand the legal effects of this Agreement, including without limitation the meaning and effect of each provision of this Agreement.  Sellers acknowledge that Buyer has NOT made, and Buyer expressly disclaims and negates, any representation or warranty (other than those express representations and warranties made in this Agreement), whether express, statutory, implied or otherwise.

(n)           Ridgewood Energy Corporation is the duly appointed manager of Ridgewood Energy A-1 Fund, LLC, Ridgewood Energy Gulf Of Mexico Oil and Gas Fund, L.P., Ridgewood Energy P Fund, LLC, Ridgewood Energy W Fund, LLC And Ridgewood Energy Y Fund, LLC and is authorized to negotiate, execute and finalize this Agreement on their behalf.

Article III.
Buyer’s Representations and Warranties

3.1           Buyer’s Representations and Warranties.  Buyer represents and warrants to Sellers as of the date hereof, and as of Closing, that:

(a)           Buyer is a limited partnership duly organized, validly existing and in good standing under the Laws of the State of Texas, and is duly qualified to carry on its business in those states where the conduct of its business or ownership or leasing of its properties is such as to require Buyer to be so qualified.

(b)           Buyer has all requisite power and authority to carry on its business as presently conducted, to enter into this Agreement and the other documents and agreements contemplated hereby, and to perform it obligations under this Agreement and the other documents and agreements contemplated hereby.  The consummation of the transactions contemplated by this Agreement will not violate, nor be in conflict with, any provision of Buyer’s partnership agreement or governing documents or any material agreement or instrument to which Buyer is a party or by which Buyer is bound, or any judgment, decree, order, statute, rule, or regulation applicable to Buyer.  This Agreement, and the Ancillary Agreements to be executed and delivered by Buyer or any of Buyer’s affiliates at Closing, constitute Buyer’s or such affiliates’ legal, valid and binding obligations in accordance with their respective terms, subject to applicable bankruptcy and other similar Laws of general application with respect to creditors.

(c)           The execution, delivery and performance of this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby have been duly and validly authorized by all requisite authorizing action, partnership or otherwise, on the part of Buyer and each of Buyer’s affiliates that is a party thereto.

(d)           This Agreement and all Ancillary Agreements to be executed and delivered by Buyer or any of Buyer’s affiliates at Closing constitute legal, valid and binding obligations of Buyer or such affiliate in accordance with their respective terms, subject to applicable bankruptcy and other similar Laws of general application with respect to creditors.

(e)           There are no bankruptcy, reorganization or receivership proceedings pending, being contemplated by, or, to the actual knowledge of Buyer, threatened against Buyer.

(f)            Buyer has incurred no Liability for broker’s or finder’s fees with respect to the transactions contemplated by this Agreement other than obligations that are the sole responsibility of Buyer.

(g)           To Buyer’s knowledge, there is no order, action, suit, proceeding, Claim or investigation pending, or threatened in writing, against Buyer that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, the transactions contemplated by this Agreement.

(h)           Buyer acknowledges that neither the solicitation of an offer for, nor the sale of, the Properties by Seller has been registered under any securities Laws.  Buyer intends to acquire the Properties for its own benefit and account and is not acquiring the Properties with the intent of distributing fractional undivided interests in any Property in a manner that would violate any federal or state securities Laws.  At no time has Buyer been solicited by or through any public promotion in connection with the transactions contemplated by this Agreement.

(i)            Buyer is eligible under all applicable laws and regulations to own leases covering the Leases and has the financial resources available to close the transactions contemplated by this Agreement without financing that is subject to any material contingency.

(j)            Buyer is a sophisticated, experienced and knowledgeable purchaser, owner and operator of oil and gas properties and related facilities (with sufficient financial resources, technical expertise and personnel), is knowledgeable of the usual and customary practices of prudent oil and gas operators, is able to evaluate (and has in fact evaluated) the Properties for purchase and the merits and economic and other risks of acquiring and owning the Properties and assuming the Assumed Liabilities and Buyer’s other obligations under this Agreement and is not a “consumer” within the meaning of the Texas Deceptive Trade Practices-Consumer Protection Act, Tex. Bus. & Com. Code art. 17.41 et seq., the Louisiana Unfair Trade Practices and Consumer Protection Law, La. R.S. 51:1401 et seq., or any comparable Law.  In making its decision to enter into this Agreement and to consummate the transactions contemplated herein, Buyer (i) has satisfied itself, based upon the representations and warranties of Sellers set forth in this Agreement and its own independent investigation, as to the physical and environmental condition of the Properties, (ii) has relied on no representations or warranties of the Sellers (other than as expressly set forth in this Agreement) and otherwise has relied solely on its own independent investigation, evaluation, appraisal and judgment of the Properties, (iii) has, with its legal counsel and other advisers, carefully reviewed all of the provisions of this Agreement and (iv) fully understands the legal effects of this Agreement, including without limitation the meaning and effect of each provision of this Agreement.  Buyer acknowledges that Sellers have not made, and that Sellers expressly disclaim and negate, any representation or warranty (other than those express representations and warranties made in this Agreement), whether express, statutory, implied or otherwise.

Article IV.
Casualty Loss

4.1           Casualty Loss.

(a)            If, after the Execution Date and prior to the Closing, any Property (or any part thereof) is damaged or destroyed (including any well, platform or other infrastructure) as a result of flood, wind, hurricane or other act of God, fire, theft, vandalism, terrorism, act of war, explosion or other casualty event (each a “Casualty Event”), this Agreement shall remain in full force and effect notwithstanding any such Casualty Event.

(b)           In the event of any loss described in Section 4.1(a), Sellers must elect, by written notice to Buyer prior to the Closing Date, either to (i) cause the Property affected by the Casualty Event to be repaired, restored or replaced, at Sellers’ sole cost, as promptly as reasonably practicable (which work may extend after the Closing Date), (ii) indemnify Buyer, pursuant to an agreement to be executed at the Closing reasonably acceptable to the Parties, against any costs or expenses that Buyer reasonably incurs to repair, restore or replace the Property or (iii) deem the Property affected by the Casualty Event to be an Excluded Asset that shall be excluded from the Properties to be conveyed to Buyer at the Closing and reduce the Purchase Price by the Allocated Value of such Property pursuant to Section 1.5(b).  In each case, the Seller shall retain all rights to insurance and other Claims against third parties with respect to the Casualty Events, except to the extent the Parties otherwise agree in writing.

Article V.

Termination

5.1           Right of Termination

This Agreement may be terminated at any time at or before the Closing by written notice given at or before the Closing:

(a)	By mutual written consent of Sellers and Buyer;

(b)           By Sellers if any of the conditions in Section 8.1 has been neither waived by Sellers nor satisfied by the time of the Closing ;

(c)           By Buyer if any of the conditions in Section 8.2 has been neither waived by Buyer nor satisfied by the time of the Closing;

(d)           By Sellers if there has been a material breach by Buyer of any of its representations, warranties or obligations contained in this Agreement that is not cured before the earlier of the Closing and five (5) Business Days after Buyer receives written notice of such breach;

(e)           By Buyer if there has been a material breach by a Seller of any of its representations, warranties or obligations contained in this Agreement that is not be cured before the earlier of the Closing and five (5) Business Days after Sellers receive written notice of such breach; or

(f)           By Sellers or Buyer if Closing does not occur on or before the Closing Date, unless extended by the Parties.

(g)           Notwithstanding the foregoing, a Party shall not have the right to terminate this Agreement pursuant to Section 5.1 (b), (c), (d), (e) or (f) if such Party is at such time in material breach of any provision of this Agreement.

5.2           Effect of Termination

If this Agreement is terminated pursuant to Section 5.1, this Agreement shall become void and of no further force or effect.

Article VI.
Closing Date

6.1           Date and Place of Closing.  The purchase by Buyer and the sale by Seller of the Properties as contemplated by this Agreement (the “Closing”) shall take place at 10:00 am on January 31, 2014 (the “Closing Date”), at the offices of the Seller at 1254 Enclave Parkway, Suite 600, Houston, Texas 77077, or such other time or place as the Parties may agree in writing.

Article VII.
Closing Obligations

At the Closing, the following events shall occur, each being a condition precedent to the others and each being deemed to have occurred simultaneously with the others:

7.1           Seller’s Obligations.

(a)           Sellers shall execute, acknowledge and deliver one or more counterparts of one or more Assignments in substantially the form attached hereto as Exhibits “C-1”, “C-2”, and “C-3” (each, an “Assignment”) that collectively assigns the Properties of Sellers to Buyer effective as of the Effective Time.

(b)           Sellers shall deliver or cause to be delivered an executed statement described in Treasury Regulation §1.1445-2(b)(2) certifying that such Seller is not a foreign Person within the meaning of the Internal Revenue Code of 1986, as amended in substantially the form attached hereto as Exhibit “D”.

(c)           Sellers shall deliver or cause to be delivered a certificate duly executed by an authorized representative of Sellers, dated as of the Closing, (i) certifying that the representations and warranties contained in this Agreement are true and correct to the best of Sellers’ knowledge, (ii) certifying on behalf of Sellers that the transaction(s) contemplated hereunder has been duly authorized and (iii) certifying on behalf of Sellers the incumbency of each individual executing this Agreement or any document delivered in connection with the Closing on behalf of Sellers substantially in the form attached hereto as Exhibit “E”.

(d)           Sellers shall execute and deliver the remaining documents, instruments and materials required of Sellers by this Agreement or otherwise reasonably requested by Buyer or Buyer’s counsel.

7.2           Buyer’ Obligations.

(a)           Buyer shall deliver by wire transfer of immediately available funds to Sellers, in accordance with Sellers’ written wire transfer instructions, which are to be provided by Sellers to Buyer at least three (3) business days before the Closing, an amount equal to the Closing Amount.

(b)           Buyer shall execute, acknowledge and deliver each counterpart of each Assignment.

(c)           Buyer shall deliver or cause to be delivered a certificate duly executed by an authorized representative of Buyer, dated as of the Closing, (i) certifying that the representations and warranties contained in this Agreement are true and correct to the best of Sellers’ knowledge, (ii) certifying on behalf of Buyer that the transaction(s) contemplated hereby has been duly authorized and (iii) certifying on behalf of Buyer the incumbency of each officer of Buyer executing this Agreement or any document delivered in connection with the Closing on behalf of Buyer substantially in the form attached hereto as Exhibit “F”.

(d)           Buyer shall execute and deliver the remaining documents, instruments and materials required of Buyer by this Agreement or otherwise reasonably requested by Seller or Seller’s counsel.

Article VIII.
Closing Conditions

8.1           Sellers’ Conditions.  The obligations of Sellers at the Closing are, at the option of Sellers, subject to the satisfaction of the following conditions:

(a)           All representations and warranties of Buyer in this Agreement shall be true in all material respects (or, if any specific representation or warranty is expressly qualified by concepts of “materiality,” then each of such representations and warranties will be true and correct in all respects) at the Closing as if made at and as of the Closing.  Buyer shall have performed in all material respects the agreements and covenants required by this Agreement to be performed and satisfied by Buyer at the Closing.

(b)           The execution, delivery and performance of this Agreement and the transactions contemplated hereby shall have been duly and validly authorized by all necessary action on the part of Buyer.

(c)           No action or proceeding shall have been instituted (excluding any such matter instituted by any Seller) before any Governmental Authority or arbitrator to restrain or prohibit the consummation, in whole or in part, of the transactions contemplated herein, or to obtain substantial damages from Seller in respect or arising of this Agreement.

8.2           Buyer’s Conditions.  The obligations of Buyer at the Closing are, at the option of Buyer, subject to the satisfaction of the following conditions:

(a)           All representations and warranties of Sellers in this Agreement shall be true in all material respects (or, if any specific representation or warranty is expressly qualified by concepts of “materiality,” then each of such representations and warranties will be true and correct in all respects) at the Closing as if made at and as of the Closing.  Sellers shall have performed in all material respects the agreements and covenants required by this Agreement to be performed and satisfied by Sellers at or before the Closing.

(b)           The execution, delivery and performance of this Agreement and the transactions contemplated thereby have been duly and validly authorized by all necessary action on the part of Sellers.

(c)           No action or proceeding shall have been instituted (excluding any such matter instituted by Buyer) before any Governmental Authority or arbitrator to restrain or prohibit the consummation, in whole or in part, of the transactions contemplated herein, or to obtain substantial damages from Buyer in respect or arising out of this Agreement.

(d)           The Properties shall be free and clear of any and all Liens, overriding royalty interests, or other encumbrances less and except the lessor’s royalties.

(e)           Sellers’ interest in the Properties shall not be less than that set forth on Exhibits A, A-1 and B.

(f)            Sellers shall have obtained written consent to assign the Belle Isle Facility Agreement from Apache Corporation.

Article IX.
Indemnification and Title

9.1           Indemnification.

(a)           Indemnification by Sellers.  From and after Closing, Seller shall indemnify, defend and hold harmless Buyer, its current and future affiliates, and each of their respective stockholders, members, partners, directors, managers, officers, employees, agents, consultants, advisers and other Representatives (the “Buyer Indemnified Parties”) from and against any and all Losses actually incurred or suffered by the Buyer Indemnified Parties as a result of, relating to or arising out of (i) any breach of any representation or warranty made by Seller contained in this Agreement or in any Ancillary Agreement, (ii) any breach of any covenant or agreement made or to be performed by Seller under this Agreement or any Ancillary Agreement, and (iii) the Retained Liabilities.

(b)           Indemnification by Buyer.  From and after Closing, Buyer shall indemnify, defend and hold harmless Seller, its current and future affiliates, and each of their respective stockholders, members, partners, directors, managers, officers, employees, agents, consultants, advisers and other Representatives (the “Seller Indemnified Parties”) from and against any and all Losses actually incurred or suffered by the Seller Indemnified Parties as a result of, relating to or arising out of (i) any breach of any representation or warranty made by Buyer contained in this Agreement or any Ancillary Agreement, (ii) the breach of any covenant or agreement made or to be performed by Buyer under this Agreement, and (iii) the Assumed Liabilities.

9.2           Limitations on Liability.

(a)           Survival.  All of the representations and warranties of Seller and Buyer contained in Article II and all of the covenants set forth herein, shall continue in full force and effect for a period of twelve (12) months from the Closing Date.

(b)           Indirect and Punitive Damages.  Under no circumstances shall any Party be liable to the other Party for any indirect, contingent, consequential, unforeseen, exemplary or punitive, special damages of any nature (including lost profits); provided, however, that any such damages recovered by any Third Party for which a Party owes another Party an indemnity under this Agreement shall not be waived.

(c)           Insurance and Duplication.  The Parties will make appropriate adjustments for any insurance proceeds actually received by the any Buyer Indemnified Party or Seller Indemnified Party in determining Losses for purposes of this Article IX.  Any Liability for indemnification under this Agreement shall be determined without duplication of recovery by reason of the state of facts giving rise to such Liability constituting a breach of more than one representation, warranty, covenant or agreement.

9.3           Indemnification Procedures.  All claims for indemnification under this Agreement related to Third Party Claims shall be asserted and resolved pursuant to this Section 7.3.

(a)           Promptly after the receipt by any Person seeking indemnification hereunder (an “Indemnified Party”) of a notice of any Claim by any Third Party that may be subject to indemnification hereunder (a “Third Party Claim”), such Indemnified Party shall give written notice of such Third Party Claim to the indemnifying Party (the “Indemnifying Party”) stating the nature and basis of the Third Party Claim and the amount thereof, to the extent known, along with copies of the relevant documents evidencing the Third Party Claim and the basis for indemnification sought.  Failure of the Indemnified Party to give such notice shall not relieve the Indemnifying Party from liability on account of this indemnification, except if and to the extent that the Indemnifying Party is actually prejudiced thereby.

(b)           The Indemnifying Party, at its own expense, shall have the right, exercisable within 30 days of receipt of notice of the Third Party Claim, to assume the defense of the Indemnified Party against the Third Party Claim so long as (i) the Indemnifying Party proceeds in good faith and in a timely manner and (ii) such Third Party Claim involves (and continues to involve) solely monetary damages.

(c)           So long as the Indemnifying Party has assumed the defense of the Third Party Claim in accordance with Section 9.3(b), (i) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, it being understood that the Indemnifying Party shall pay all costs and expenses of counsel for the Indemnified Party (A) for all periods prior to such time as the Indemnifying Party has notified the Indemnified Party that it has assumed the defense of such Third Party Claim and (B) if there is a conflict of interest between the Indemnifying Party and the Indemnified Party, (ii) the Indemnified Party shall not file any papers or consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (which consent shall not be unreasonably withheld or delayed), and (iii) the Indemnifying Party shall not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld or delayed).

(d)           The Parties shall use commercially reasonable efforts to minimize Losses from Third Party Claims and shall act in good faith and in a timely manner in responding to, defending against, settling or otherwise dealing with Third Party Claims.  The Parties shall also cooperate in any such defense and give each other reasonable access to all information relevant thereto.  Whether or not the Indemnifying Party shall have assumed the defense of a Third Party Claim, the Indemnifying Party shall not be obligated to indemnify the Indemnified Party hereunder for any settlement entered into without the Indemnifying Party’s prior written consent, which consent shall not unreasonably withheld or delayed.  Notwithstanding the foregoing, the Indemnified Party shall have the sole and exclusive right to settle any Third Party Claim, on such terms and conditions as it deems reasonably appropriate, to the extent such claim involves equitable or other non-monetary relief.

9.4           Fault of Parties.  THE INDEMNIFICATION PROVIDED FOR IN THIS ARTICLE IX SHALL BE APPLICABLE WHETHER OR NOT THE CLAIMS IN QUESTION AROSE FROM THE SOLE, CONCURRENT ACTIVE OR PASSIVE NEGLIGENCE OF THE PARTIES OR ANY THIRD PARTY AND REGARDLESS OF WHO MAY BE AT FAULT OR OTHERWISE RESPONSIBLE UNDER ANY OTHER CONTRACT, OR ANY STATUTE, RULE, OR THEORY OF LAW, INCLUDING, BUT NOT LIMITED TO, THEORIES OF STRICT LIABILITY BUT EXCLUDING GROSS NEGLIGENCE AND WILLFUL MISCONDUCT OF A PARTY.  THE PARTIES ACKNOWLEDGE THAT THE FOREGOING INDEMNITIES TOGETHER WITH THIS STATEMENT COMPLIES WITH THE EXPRESS NEGLIGENCE RULE AND IS CONSPICUOUS.

Article X.

Notices

All communications required or permitted under this Agreement shall be in writing and any communication or delivery hereunder shall be deemed to have been fully made if actually delivered, or if mailed by registered or certified mail, postage prepaid, to the address as set forth below:

SELLERS

Ridgewood Energy Corporation, individually and on behalf of other Sellers
1254 Enclave Parkway, Suite 600
Houston, Texas 77077
W. Gregory Tabor
Phone: (281) 293-8449
Fax: (281) 293-7705
E-mail: gtabor@ridgewoodenergy.com

BUYER

Castex Energy Partners, L.P.
333 Clay Street, Suite 2000
Houston, TX  77002
Attention:  Peter D. Addison
Phone: 281-878-0065
E-mail address:  paddison@castexenergy.com

Article XI.
Miscellaneous

11.1           Disclaimer of Warranties.

(a)           SELLER MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, AS TO THE ACCURACY OR COMPLETENESS OF ANY DATA, INFORMATION OR MATERIALS HERETOFORE OR HEREAFTER FURNISHED BUYER IN CONNECTION WITH THE PROPERTIES, OR AS TO THE QUALITY OR QUANTITY OF HYDROCARBON RESERVES (IF ANY) ATTRIBUTABLE TO THE PROPERTIES OR THE ABILITY OF THE PROPERTIES TO PRODUCE HYDROCARBONS OR THE AMOUNT OF HYDROCARBONS THE PROPERTIES MAY PRODUCE.  ANY AND ALL SUCH DATA, INFORMATION AND OTHER MATERIALS FURNISHED BY SELLER IS PROVIDED TO BUYER AS A CONVENIENCE AND ANY RELIANCE ON OR USE OF THE SAME SHALL BE AT BUYER’S SOLE RISK.  BUYER EXPRESSLY WAIVES THE PROVISIONS OF THE TEXAS DECEPTIVE TRADE PRACTICES-CONSUMER PROTECTION ACT, TEX. BUS. & COM. CODE ART. 17.41 ET SEQ. AND THE LOUISIANA UNFAIR TRADE PRACTICES AND CONSUMER PROTECTION LAW, LA. R.S. 51:1401 ET SEQ., OR ANY COMPARABLE LAW.  BUYER ACKNOWLEDGES THAT THIS EXPRESS WAIVER SHALL BE CONSIDERED A MATERIAL AND INTEGRAL PART OF THIS SALE AND THE CONSIDERATION THEREOF; AND BUYER ACKNOWLEDGES THAT THIS WAIVER HAS BEEN BROUGHT TO ITS ATTENTION AND EXPLAINED IN DETAIL AND THAT BUYER HAS VOLUNTARILY AND KNOWINGLY CONSENTED TO THIS WAIVER.  ALL INSTRUMENTS OF CONVEYANCE TO BE DELIVERED BY SELLER AT CLOSING SHALL EXPRESSLY SET FORTH THE DISCLAIMERS OF REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS PARAGRAPH.

(b)           WITHOUT LIMITING THE GENERALITY OF SECTION 11.1(a), THE SELLER FURTHER MAKES NO REPRESENTATION OR WARRANTY TO BUYER, EITHER EXPRESS OR IMPLIED,, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, AS TO:

(i)         TITLE, OWNERSHIP, PEACEFUL POSSESSION, EVICTION (UNDER LOUISIANA CIVIL CODE ARTICLE 2500 OR OTHERWISE) OR NON-DECLARED ENCUMBRANCES (UNDER LOUISIANA CIVIL CODE ARTICLE 2500 OR OTHERWISE), OTHER THAN AS SET FORTH IN SECTION 2.1(f).

(ii)        PRODUCTION RATES, RECOMPLETION OPPORTUNITIES, DECLINE RATES, GEOLOGICAL OR GEOPHYSICAL DATA OR INTERPRETATIONS, THE EXISTENCE, QUALITY, QUANTITY, RECOVERABILITY OR COST OF RECOVERY OF PROSPECTS OR HYDROCARBON RESERVES OR THE GEOGRAPHIC, GEOLOGIC OR GEOPHYSICAL CHARACTERISTICS ASSOCIATED WITH ANY PROPERTY.

(iii)       THE COSTS, EXPENSES, LIABILITIES, STATUS, REVENUES, RECEIPTS OR ECONOMIC VALUE ASSOCIATED WITH: THE PAST PRESENT OR FUTURE PRODUCTIVITY OR FINANCIAL VIABILITY OF; ANY CONTRACTUAL, PRICING, ECONOMIC OR FINANCIAL DATA ASSOCIATED WITH; THE ABILITY TO SELL OR MARKET ANY HYDROCARBONS PRODUCED FROM; OR THE RIGHT OR OBLIGATIONS RELATED TO THIS AGREEMENT, ANY ASSIGNMENT OR PROPERTY, OR ANY AGREEMENT TO WHICH ANY PROPERTY IS SUBJECT.

(iv)       THE CONDITION MERCHANTABILITY OF THE PROPERTIES OR ANY FITNESS OF THE PROPERTIES FOR BUYER’ INTENDED USE OR PURPOSE, FOR ANY OTHER PARTICULAR USE OR PURPOSE OR FOR ORDINARY USE (UNDER LOUISIANA CIVIL CODE ARTICLE 2475 OR 2524, THE TEXAS UNIFORM COMMERCIAL CODE—SALES SECTION 2.314 OR SECTION 2.315 OR OTHERWISE) OR MERCHANTABILITY.

(v)        FREEDOM FROM, DIMINUTION IN VALUE BECAUSE OF OR THE PRESENCE OR ABSENCE OF REDHIBITORY OR OTHER DEFECTS OR VICES (UNDER LOUISIANA CIVIL CODE ARTICLE 2520 ET SEQ. OR OTHERWISE), WHETHER KNOWN OR UNKNOWN AND WHETHER APPARENT, PATENT, LATENT, HIDDEN OR OTHERWISE.  IT IS HEREBY ACKOWNLEDGED THAT BUYER IS ACCEPTING THE PROPERTIES “AS IS,” “WHERE IS,” AND “WITH ALL FAULTS” AND IN PRESENT CONDITION AND STATE OF REPAIR.

(vi)       THE COST, EXPENSE OR ABILITY TO COPY, TRANSMIT OR USE ANY ELECTRONIC DATA, RECORDS OR OTHER INFORMATION OBTAINED FROM SELLER.

11.2           Sellers Several Liability.  Each Seller shall be several and not jointly liable for the obligations of each respective Seller under this Agreement and any other documents executed in connection herewith in accordance with such Seller’s ownership percentage interest in the Properties as follows:

Fund Name	WI%
Ridgewood Energy P Fund, LLC	6.25%
Ridgewood Energy W Fund, LLC	6.25%
Ridgewood Energy Y Fund, LLC	6.25%
Ridgewood Energy A-1 Fund, LLC	25%
Ridgewood Energy Gulf of Mexico
Oil and Gas Fund, LP	6.25%

Under no circumstances shall one Seller be liable under this Agreement or any documents executed herewith for any obligations to Buyer of another Seller or for obligations or damages in excess of its percentage liability set forth above.   Buyer specifically acknowledges that each Seller is an entity separate and independent of every other Seller, other than under Ridgewood Energy Corporation’s common management.    Each Seller agrees that Ridgewood Energy Corporation shall be entitled to act on behalf of each Seller with respect to all matters relating to this Agreement, including, but not limited to, entering into amendments relating to this Agreement.

11.3           Entire Agreement.  This Agreement and the Ancillary Agreements state the entire agreement between the Parties and may be supplemented, altered, amended, modified or revoked by writing only, signed by all of the Parties.  This Agreement supersedes any prior agreements between the Parties concerning sale of the Properties.

11.4           Press Release.  No Party shall issue a press release or public communication concerning this purchase and sale, except as required by Law or with the written consent of the other Parties.  Such consent shall not be unreasonably withheld.  Each Party will endeavor to consult with the other Party in a timely manner on all press releases required by Law.

11.5           Interpretive Matters.  The headings of the Articles and Sections in this Agreement are for guidance only and shall have no significance in the interpretations of this Agreement.  Capitalized terms shall have the meanings provided as defined herein.  All defined terms include both the singular and the plural of such terms.  All references to “Paragraphs” refer to Paragraphs herein, and all references to “Exhibits” refer to Exhibits attached hereto and made a part hereof.  When the term “herein” is used, reference is made to the entire document and not to any particular Paragraph or Subparagraph.  The term “including” means “including without limitation.”  Unless otherwise specified herein, all amounts and payments shall be in United States dollars, and all references to “$” or dollar amounts will be to lawful currency of the United States of America.  All references to “$” or dollar amounts shall be to precise amounts and not rounded up or down. All references to “day” or “days” will mean calendar days.

11.6           Choice of Law.  This Agreement, each Ancillary Agreement, the legal relations between the Parties, any disputes arising out of this Agreement and any losses based on, related to or arising out of this Agreement or any Property shall be governed and construed in accordance with the Laws of the State of Texas, without giving effect to the principles of conflict of laws thereof.

11.7           Waiver.  Either Party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other Party hereto or (b) waive compliance with any of the agreements of the other Party or with any conditions to its own obligations.  Any agreement on the part of a Party hereto to any such extension or waiver will be valid if set forth in an instrument in writing signed on behalf of such Party.

11.8           Amendment.  This Agreement may not be amended except by an instrument in writing signed by each of the Parties hereto.  No supplement, alteration or modification of this Agreement will be binding unless executed in writing by the Parties hereto.

11.9           Assignment.  This Agreement shall be binding upon and inure to the benefit of the successors and assigns of each Party hereto.  Neither this Agreement nor any right or obligation hereunder may be assigned or delegated by either Party in whole or in part to any other Person, including by operation of Law or in connection with any acquisition, merger, or change of control of a Party, without the prior written consent of the nonassigning Party.

11.10           Expenses.  Whether or not the transactions contemplated by this Agreement are ultimately consummated, each Party shall bear its own costs and expenses in connection with the negotiation, execution and delivery of this Agreement except as otherwise provided herein.

11.11           Further Assurances.  The Parties will deliver any and all other instruments or documents required to be delivered pursuant to, or reasonably necessary or proper in order to give effect to, the terms and provisions of this Agreement.

11.12           Counterpart Execution.  This Agreement may be executed in one or more counterparts (including by facsimile or other electronic transmission) and each counterpart shall constitute a binding agreement as if the Parties had executed a single document.

11.13           Severance of Invalid Provisions.  If, for any reason and for so long as, any clause or provision of this Agreement is held by a court of competent jurisdiction to be illegal, invalid, unenforceable or unconscionable under any present or future Law (or interpretation thereof), the remainder of this Agreement shall not be affected by such illegality or invalidity.  Any such invalid provision shall be deemed severed from this Agreement as if this Agreement had been executed with the invalid provision eliminated.  The surviving provisions of this Agreement shall remain in full force and effect unless the removal of the invalid provision destroys the legitimate purpose of this Agreement; in which event this Agreement shall be null and void.  The Parties shall negotiate in good faith for any required modifications to this Agreement.

Article XII.
Defined Terms

12.1           Definitions.  Unless otherwise defined in this Agreement, the following terms have the meanings specified or referred to in this Article XII:

“Claims” shall include claims, demands, causes of action, Liabilities, damages, penalties and judgments of any kind or character and all costs, expenses, fines, penalties and fees in connection therewith, including attorney’s fees.

“Environmental Laws” means any and all laws (including common law), legislation, regulation, order, permit, license, code or governmental policy having the force of law that is applicable to the Properties concerning (a) the environment, including pollution, contamination, environmental response, environmental investigations, environmental monitoring, clean-up, decontamination, abatement, preservation, protection, management and reclamation of the environment, (b) human health or safety relating to workplace requirements or conditions or the exposure of employees, workers or other Persons to any chemical or substance, or (c) the production and management or release or threatened release of any chemical or substance (including waste and Hazardous Substances), including purchase, manufacture, generation, use, treatment, processing, handling, storage, disposal, transportation, re-use, recycling or reclamation of any chemical or substance (including waste and Hazardous Substances).

“Governmental Entity” means any governmental authority or entity, including any agency, board, bureau, commission, court, municipality, department, subdivision or instrumentality thereof, or any arbitrator or arbitration panel.

 “Hazardous Substances” means any pollutants, contaminants, toxic or hazardous or extremely hazardous substances, materials, wastes, constituents, compounds, or chemicals that are regulated by, or may form the basis of Liability under, any Environmental Laws; provided, however, NORM shall not constitute a “Hazardous Substance.”

“Hydrocarbons” means all of the oil, liquid hydrocarbons, gas, and any and all other liquid or gaseous hydrocarbons, as well as their respective constituent products (including, without limitation, condensate, casinghead gas, distillate and natural gas liquids), and, to the extent useful for the exploration for and production of the foregoing, any other minerals produced in association therewith (including, without limitation, elemental sulfur, helium, carbon dioxide and other non-hydrocarbon substances produced in association with any of the above described items).

“Indebtedness” means, with respect to any Person, without duplication, (a) borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (e) all indebtedness of others secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the indebtedness secured thereby has been assumed, (f) guarantee and other contingent obligations of such Person with respect to indebtedness of others, (g) all capital lease obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (i) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances and (j) any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which lease or other arrangement is required or is permitted to be classified and accounted for as an operating lease under GAAP but which is intended by the parties thereto for tax, bankruptcy, regulatory, commercial Law, real estate Law and all other purposes as a financing arrangement.  The Indebtedness of any Person shall include the Indebtedness of any other Person (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Laws” means all laws, statutes, common law, rules, codes, regulations, restrictions, ordinances, orders, decrees, approvals, directives, judgments, rulings, injunctions, writs, awards and decrees of, or issued or entered by, all Governmental Entities.

“Liabilities” means any debt, liabilities or obligations of any nature (whether accrued or fixed, absolute or contingent, matured or not matured, determined or determinable, or as a guarantor or otherwise).

“Lien” means any charge, Claim, mortgage, lien, option, pledge, security interest or other restriction of any kind (other than those created under applicable United States federal or state securities Laws).

“Losses” means any Liabilities, damages, losses, claims, causes of action, payments, charges, judgments, assessments, penalties, fines, awards, settlements, Taxes, Liens, deficiencies, costs and expenses (including reasonable attorneys’ and consultants’ fees and expenses) net of any: (a) insurance proceeds realized by and paid to any Person in respect of or related to the event, cause or condition giving rise thereto (as used in this definition the “Cause”), (b) Tax benefits in respect of or related to the Cause and (c) amounts actually recovered from third parties with respect to such Cause, in any case, after giving effect to any expenditures to obtain such payments and any applicable deductible or retention and resulting retrospective premium adjustment.

 “Person” means any individual, firm, corporation, partnership, limited liability company, incorporated or unincorporated association, joint venture, joint stock company, Governmental Entity or other entity of any kind.

“Representatives” means a Person’s directors, officers, partners, members, managers, employees, agents, investors or advisors (including attorneys, accountants, consultants, bankers and financial advisors) and any representatives of those advisors.

“Taxes” means (a) all taxes, including any foreign, federal, state or local income tax, surtax, remittance tax, presumptive tax, net worth tax, special contribution, production tax, pipeline transportation tax, freehold mineral tax, value added tax, withholding tax, gross receipts tax, windfall profits tax, profits tax, severance tax, personal property tax, real property tax, ad valorem tax, sales tax, goods and services tax, service tax, transfer tax, use tax, excise tax, premium tax, stamp tax, motor vehicle tax, entertainment tax, insurance tax, capital stock tax, franchise tax, occupation tax, payroll tax, employment tax, unemployment tax, disability tax, alternative or add on minimum tax and estimated tax, imposed by a Governmental Entity, including any Liability under any state abandonment or unclaimed property, escheat or similar Laws, together with any interest, fine, additions to tax or penalty thereon, (b) any Liability for the payment of any amounts of any of the foregoing types as a result of being a member of an affiliated, consolidated, combined or unitary group, or being a party to any agreement or arrangement whereby Liability for payment of such amounts was determined or taken into account with reference to the Liability of any other Person, (c) any Liability for the payment of any amounts as a result of being a party to any tax sharing or allocation agreements or arrangements (whether or not written) or with respect to the payment of any amounts of any of the foregoing types as a result of any express or implied obligation to indemnify any other Person, and (d) any Liability for the payment of any of the foregoing types as a successor, transferee Liability or otherwise.

REMAINDER OF PAGE LEFT INTENTIONALLY BLANK

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Execution Date.

Ridgewood Energy Corporation, as
Manager for and on Behalf of:

Ridgewood Energy A-1 Fund, LLC
Ridgewood Energy P Fund, LLC
Ridgewood Energy W Fund, LLC
Ridgewood Energy Y Fund, LLC
Ridgewood Energy Gulf of Mexico Oil and
Gas Fund, L.P.

By:	/s/ W. Greg Tabor
Name:	W. Greg Tabor
Title:	Executive Vice President

Castex Energy Partners, L.P. By: Castex Energy II, LLC, its general partner

By:	/s/ Peter D. Addison
Name:	Peter D. Addison
Title:	Vice-President

[Signature Page to Purchase and Sale Agreement]

Exhibit “A”

Attached to and made a part of that certain Purchase and Sale Agreement dated January 17,  2014, by and between Ridgewood Energy Corporation, Ridgewood Energy A-1 Fund, LLC, Ridgewood Energy Gulf of Mexico Oil and Gas Fund, L.P., Ridgewood Energy P Fund, LLC, Ridgewood Energy W Fund, LLC and Ridgewood Energy Y Fund, LLC as Seller and Castex Energy Partners, L.P., as Buyer

Working Interest: 50.0000%	Net Revenue Interest: 36.5000%

Leases:
Lease for Oil, Gas and Other Liquid or Gaseous Minerals (State Lease 20035) dated March 11, 2009, by and between the State Mineral Board of The State Of Louisiana, as Lessor, and Theophilus Oil, Gas & Land Services, LLC, as Lessee, recorded on April 1, 2009,  File Number 303699, Conveyance Book Number 184, Page 764 of St. Mary Parish, Louisiana.

Lease for Oil, Gas and Other Liquid or Gaseous Minerals (State Lease 20219) dated December  9, 2009, by and between the State Mineral Board of The State Of Louisiana, as Lessor, and Theophilus Oil, Gas & Land Services, LLC, as Lessee, recorded on January 8, 2010,  File Number  306114, Conveyance Book 201, Page 90 of St. Mary Parish, Louisiana.

Lease for Oil, Gas and Other Liquid or Gaseous Minerals (State Lease 20220) dated December  9, 2009, by and between the State Mineral Board of The State Of Louisiana, as Lessor, and Theophilus Oil, Gas & Land Services, LLC, as Lessee, recorded on April 1, 2009,  File Number 306115, Conveyance Book 201, Page 104 of St. Mary Parish, Louisiana.

Lease for Oil, Gas and Other Liquid or Gaseous Minerals (State Lease 20222) dated December 9, 2009, by and between the State Mineral Board of The State Of Louisiana, as Lessor, and Theophilus Oil, Gas & Land Services, LLC, as Lessee, recorded on April 1, 2009,  File Number 306117, Conveyance Book 201, Page 132 of St. Mary Parish, Louisiana.

Lease for Oil, Gas and Other Liquid or Gaseous Minerals (State Lease 20526) dated January 12, 2011, by and between the State Mineral Board of The State Of Louisiana, as Lessor, and Theophilus Oil, Gas & Land Services, LLC, as Lessee, recorded on February 24, 2011,  File Number 309638, Conveyance Book 227, Page 109 of St. Mary Parish, Louisiana.

Lease for Oil, Gas and Other Liquid or Gaseous Minerals (State Lease 20527) dated January 12, 2011, by and between the State Mineral Board of The State Of Louisiana, as Lessor, and Theophilus Oil, Gas & Land Services, LLC, as Lessee, recorded on February 24, 2011,  File Number 309639, Conveyance Book 227, Page 127 of St. Mary Parish, Louisiana.

Exhibit "A-1"

Attached to and made a part of that certain Purchase and Sale Agreement dated  January 17, 2014, by and between Ridgewood Energy Corporation, Ridgewood Energy  A-1 Fund, LLC, Ridgewood Energy Gulf of Mexico Oil and Gas Fund, L.P., Ridgewood Energy P Fund, LLC, Ridgewood Energy W Fund, LLC and Ridgewood Energy Y Fund, LLC as Seller and Castex Energy Partners, L.P., as Buyer

Wells

WELL	Working Interest	Net Revenue Interest

SL 20035 #1	0.500	0.365
SL 20035 #2	0.500	0.365

Facilities / Platforms

Potomac Facility:
Production handling, processing and salt water disposal facility designed to handle approximately 100 MMCFGD, 3,000 BOPD, and 2,000 BWPD, located in Atchafalaya Bay, St Mary Parish, LA

Flowlines
Transportation flowline from Potomac Facility connecting to Tennessee Gas Pipeline Company gas sales pipeline, located in Atchafalaya Bay, St Mary Parish, LA

Exhibit “A-2”

Attached to and made a part of that certain Purchase and Sale Agreement dated January 17,  2014, by and between Ridgewood Energy Corporation, Ridgewood Energy A-1 Fund, LLC, Ridgewood Energy Gulf of Mexico Oil and Gas Fund, L.P., Ridgewood Energy P Fund, LLC, Ridgewood Energy W Fund, LLC and Ridgewood Energy Y Fund, LLC as Seller and Castex Energy Partners, L.P., as Buyer

CONTRACTS

Agreements:

Agreement for Utilization of Potomac Facility, Belle Isle Facility and Associated Infrastructure by the Potomac Lease Partnership and Marathon Lease Partnership dated October 31, 2012, effective May 23, 2012 between Apache Corporation, Castex Energy Partners, L.P., Castex Energy 2008, L.P. and Ridgewood Energy Corporation.

Production Handling Agreement dated effective December 30, 2010, by and between Phoenix Exploration LP, as Operator of the Host Processing Facility and Phoenix Exploration Louisiana C, LLC, Castex Energy 2005, L.P. and Petsec Exploration and Production L.L.C., as Producer.

Ratification of Production Handling Agreement, dated June 21, 2011 but effective as of  December 30, 2010, by and between Phoenix Exploration Company LP, Phoenix Exploration Louisiana C, LLC, Castex Energy 2005 L.P., Petsec Exploration and Production  L. L. C. and Ridgewood Energy Corporation.

Amendment to Production Handling Agreement, entered into on April 9, 2012 but effective as of  December 30, 2010, by and between Apache Corporation, Castex Energy 2008, L. P., Castex Energy Partners, LP, GOME 1271 LLC, Petsec Exploration and Production L.L.C., and Ridgewood Energy Corporation.

Atchafalaya Bay VUA, dated August 10, 2011 between The State Mineral and Energy Board, on behalf of the State of Louisiana, Lessor and  Phoenix Exploration Louisiana C LLC, Operator and Ridgewood Energy Corporation, Ridgewood Energy A-1 Fund, LLC, Ridgewood Energy Gulf of Mexico Oil and Gas Fund L.P., Ridgewood Energy P Fund, LLC, Ridgewood Energy W Fund, LLC and Ridgewood Energy Y Fund, LLC, together as Lessee,  recorded on September 14, 2011, File Number 311482, Conveyance book 241, Page 34 of St. Mary Parish, Louisiana.

Participation Agreement dated effective May 1, 2009, by and between Phoenix Exploration Louisiana C LLC and Ridgewood Energy Corporation.

Joint Operating Agreement between Phoenix Exploration Company, L.P., as Operator and Ridgewood Energy Corporation effective May 1, 2009.

Exhibit “A-3”

Attached to and made a part of that certain Purchase and Sale Agreement dated January 17, 2014, by and between Ridgewood Energy Corporation, Ridgewood Energy A-1 Fund, LLC, Ridgewood Energy Gulf of Mexico Oil and Gas Fund, L.P., Ridgewood Energy P Fund, LLC, Ridgewood Energy W Fund, LLC, and Ridgewood Energy Y Fund, LLC as Seller and Castex Energy Partners, L.P., as Buyer

PERMITS

None.

Exhibit “A-4”

Attached to and made a part of that certain Purchase and Sale Agreement dated  January 17, 2014, by and between Ridgewood Energy Corporation, Ridgewood Energy A-1 Fund, LLC, Ridgewood Energy Gulf of Mexico Oil and Gas Fund, L.P., Ridgewood Energy P Fund, LLC, Ridgewood Energy W Fund, LLC, and Ridgewood Energy Y Fund, LLC as Seller and Castex Energy Partners, L.P., as Buyer

DATA

None.

Exhibit "B"

Attached to and made a part of that certain Purchase and Sale Agreement dated January 17, 2014, by and between Ridgewood Energy Corporation, Ridgewood Energy A-1 Fund, LLC, Ridgewood Energy Gulf of Mexico Oil and Gas Fund, L.P., Ridgewood Energy P Fund, LLC, Ridgewood Energy W Fund, LLC and Ridgewood Energy Y Fund, LLC as Seller and Castex Energy Partners, L.P., as Buyer

Allocated Interest

WELL	WI	NRI	Allocated Value

SL 20035 #1	0.500	0.365	$1,250,000
SL 20035 #2	0.500	0.365	$23,750,000

TOTAL			$25,000,000

Exhibit “C-1”

Attached to and made a part of that certain Purchase and Sale Agreement dated January 17, 2014, by and between Ridgewood Energy Corporation, Ridgewood Energy P Fund, LLC, Ridgewood Energy W Fund, LLC, Ridgewood Energy Y Fund, LLC, Ridgewood Energy A-1 Fund, LLC and Ridgewood Energy Gulf of Mexico Oil and Gas Fund, L.P., as Seller, and Castex Energy Partners, L.P., as Buyer

ASSIGNMENT OF OIL AND GAS LEASE

STATE OF LOUISIANA	§
	§	KNOW ALL MEN BY THESE PRESENTS:
PARISH OF ST. MARY	§

THAT, this Assignment of Oil and Gas Lease (“Assignment”) is made and entered into by and between  Ridgewood Energy P Fund, LLC, a Delaware limited liability company, Ridgewood Energy W Fund, LLC, a Delaware limited liability company, Ridgewood Energy Y Fund, LLC, a Delaware limited liability company, Ridgewood Energy A-1 Fund, LLC, a Delaware limited liability company and Ridgewood Energy Gulf of Mexico Oil and Gas Fund , L.P., a Delaware limited partnership,  14 Philips Parkway, Montvale, New Jersey, 07645 (hereinafter referred to as "Assignor") and Castex Energy Partners, L.P., a Texas limited partnership, 333 Clay Street, Suite 2000, Houston, Texas 77002 (hereinafter referred to as "Assignee").

FOR AND IN CONSIDERATION OF THE SUM OF ONE HUNDRED DOLLARS and other good and valuable consideration in hand paid, the receipt and sufficiency of which are hereby acknowledged, Assignor does hereby transfer, grant, bargain, sell, convey and assign to Assignee all of its right title and interest, being not less than an undivided fifty percent (50% of 8/8ths) working interest and a proportionately-reduced seventy-three percent (73% of 8/8ths) net revenue interest, in and to the following property (hereinafter referred to as the “Subject Interests”):

Louisiana State Lease No. 20219 dated December 9, 2009, by and between the State of Louisiana, as Lessor, and Theophilus Oil, Gas & Land Services, LLC, as Lessee, recorded January 8, 2010, in File No. 306114, Conveyance Book No. 201, Page No. 90 of the Conveyance Records of St. Mary Parish, Louisiana.

Louisiana State Lease No. 20220 dated December 9, 2009, by and between the State of Louisiana, as Lessor, and Theophilus Oil, Gas & Land Services, LLC, as Lessee, recorded January 8, 2010, in File No. 306115, Conveyance Book No. 201, Page No. 104 of the Conveyance Records of St. Mary Parish, Louisiana.

Louisiana State Lease No. 20222 dated December 9, 2009, by and between the State of Louisiana, as Lessor, and Theophilus Oil, Gas & Land Services, LLC, as Lessee, recorded January 8,  2010, in File No. 306117, Book 201, Page 132 of the Conveyance Records of St. Mary Parish, Louisiana, (hereinafter collectively referred to as the “Leases”

TO HAVE AND TO HOLD the Subject Interests, together with all the property, rights, privileges, benefits and appurtenances in any way belonging to, incidental to, or appertaining thereto, unto Assignee, its successors and permitted assigns forever, subject to the other matters in this Assignment.

This Assignment is delivered pursuant to that certain unrecorded Purchase and Sale Agreement dated effective October 1, 2013 by and between Assignor and Assignee (“Purchase and Sale Agreement”). If there is a conflict between the Purchase and Sale Agreement and this Assignment, the provisions of the Purchase and Sale Agreement shall prevail.

This Assignment is made subject to all the terms and conditions of (i) that certain unrecorded Participation Agreement dated effective May 1, 2009 by and between Phoenix Exploration Louisiana C LLC and Ridgewood Energy Corporation, (ii) the Joint Operating Agreement dated effective as of May 1, 2009, by and between Phoenix Exploration Company, L.P., as Operator and Ridgewood Energy Corporation, (iii) an unrecorded Data Licensing Agreement dated May 30, 2007, which is more specifically referenced in the Participation Agreement, (iv) that certain Assignment of Oil and Gas Lease dated effective December 9, 2009, by and between Theopilus Oil, Gas & Land Services, LLC and Phoenix Exploration Louisiana C LLC  (v) that certain Partial Assignment of Oil, Gas and Mineral Lease dated effective December 9, 2009 , by and between  Phoenix Exploration C LLC and Ridgewood Energy Corporation ,(vi)  that certain Partial Assignment of Oil, Gas and Mineral Lease dated effective  December 9, 2009, by and between Ridgewood Energy Corporation and Assignor,  (vii)  that certain unrecorded  Purchase and Sale Agreement dated effective as of October 1, 2013 by and between Assignor and  Assignee, and (viii) any and all existing burdens of record, and (ix) the terms and conditions of the Leases.

Assignor warrants title to the Lease only until January 31, 2015 against every person lawfully claiming or to claim the same by, through or under Assignor, but not otherwise.  Notwithstanding this limitation of warranties, this Assignment is made with full rights of substitution and subrogation of Assignee in and to all rights and actions of warranty against previous owners, assignors and grantors.

Except for the above special warranty of title, the Subject Interests are hereby assigned to, and accepted by, Assignee AS IS AND WHERE IS AND WITHOUT WARRANTY, EITHER EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY EXPRESS OR IMPLIED WARRANTY OF TITLE, MERCHANTABILITY, CONDITION, FITNESS FOR A PARTICULAR PURPOSE, OR FREEDOM FROM REDHIBITORY DEFECTS OR VICES, WHETHER KNOWN OR UNKNOWN AND WHETHER APPARENT, PATENT, LATENT, HIDDEN OR OTHERWISE.

Assignee hereby assumes the duties, liabilities and obligations, express or implied, imposed upon Assignor under the provisions of the Lease and under all applicable laws, rules, regulations, orders and ordinances, to the extent such duties, liabilities and obligations relate to the Subject Interests and accrue or arise from and after the Effective Date of this Assignment (“Assumed Liabilities”).

ASSIGNEE SHALL, TO THE FULLEST EXTENT PERMITTED BY LAW, RELEASE, DEFEND, INDEMNIFY, AND HOLD HARMLESS ASSIGNOR, ITS PARENT AND SUBSIDIARY COMPANIES, AND EACH OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS AND OTHER REPRESENTATIVES (THE “ASSIGNOR GROUP”) FROM AND AGAINST ALL CLAIMS ARISING FROM OR RELATING TO (I) THE ASSUMED LIABILITIES.

It is agreed that all assignments or transfers of all or any portion of the Subject Interests may be made by Assignee shall be made expressly subject to this Assignment and the Purchase and Sale Agreement, and the assignment or transfer must incorporate a provision that the assignee or transferee adopts, ratifies, confirms and agrees to comply with the terms of this Assignment and the Purchase and Sale  Agreement and agrees, as to the interest to be so acquired, to assume the obligations of the assignor or transferor and to be bound by all of the terms and provisions of this Assignment and the Purchase and Sale Agreement.

The terms, covenants and conditions hereof shall be binding upon, and shall inure to the benefit of, Assignor and Assignee and their respective successors and permitted assigns, and such terms, covenants and conditions shall be covenants running with the Lease and with each transfer or assignment of the Lease or any portion thereof.

This Assignment is subject to the approval of the State Mineral Board of the State of Louisiana and Assignee does hereby accept such assignment and agrees to assume and fulfill its share of all obligations, conditions and stipulations in the Lease, and the rules and regulations of the State Mineral Board insofar as applicable to the Subject Interests.

This Assignment may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

IN WITNESS WHEREOF, this Assignment is executed before the undersigned competent witnesses on the dates set forth below each signature, but shall be effective for all purposes as of October 1, 2013 (“Effective Date”).

WITNESSES:	ASSIGNOR:

Ridgewood Energy P Fund LLC,
Ridgewood Energy W Fund, LLC,
Ridgewood Energy Y Fund, LLC,
Ridgewood Energy A-1 Fund LLC and
Ridgewood Energy Gulf of Mexico Oil and Gas Fund, L.P.
By:Ridgewood Energy Corporation, Manager

By:
Name:	Name:	W. Greg Tabor
	Title:	Executive Vice President
Date:
Name:

WITNESSES:	ASSIGNEE:

Castex Energy II, LLC, as general partner of Castex Energy Partners L.P.

By:
Name:	Name:	Peter D. Addison
	Title:	Vice President
Date:
Name:

ACKNOWLEDGMENT

STATE OF TEXAS	§
§
COUNTY OF HARRIS	§

On this ____ day of ______________, 2014, before me appeared W. Greg Tabor, to me personally known, who, being by me duly sworn (or affirmed) did say that he is the Executive Vice President of Ridgewood Energy Corporation, a Delaware corporation, as Manager for and on behalf of, Ridgewood Energy P Fund, LLC, a Delaware limited liability company, Ridgewood Energy W Fund, LLC, a Delaware limited liability company, Ridgewood Energy Y Fund, LLC, a Delaware limited liability company, Ridgewood Energy A-1 Fund, LLC, a Delaware limited liability company,  and Ridgewood Energy Gulf of Mexico Oil and Gas Fund, L.P., a Delaware limited partnership, and that the instrument was signed on behalf of said companies by the authority of its Board of Directors and that he acknowledged the instrument to be the free act and deed of each  company.

Name:
NOTARY PUBLIC IN AND FOR
THE STATE OF TEXAS

ACKNOWLEDGMENT

STATE OF TEXAS	§
§
COUNTY OF HARRIS	§

On this ____ day of ____________, 2014, before me appeared Peter D. Addison, to me personally known, who, being by me duly sworn (or affirmed) did say that he is the Vice President of Castex Energy II, LLC, General Partner of Castex Energy Partners, L.P., a Texas limited partnership, and that the instrument was signed on behalf of said limited partnership and that he acknowledged the instrument to be the free act and deed of the limited partnership.

Name:
NOTARY PUBLIC IN AND FOR
THE STATE OF TEXAS

Exhibit “C-2”

Attached to and made a part of that certain Purchase and Sale Agreement dated January 17, 2014, by and between Ridgewood Energy Corporation, Ridgewood Energy P Fund, LLC, Ridgewood Energy W Fund, LLC, Ridgewood Energy Y Fund, LLC, Ridgewood Energy A-1 Fund, LLC and Ridgewood Energy Gulf of Mexico Oil and Gas Fund, L.P., as Seller, and Castex Energy Partners, L.P., Buyer

ASSIGNMENT OF OIL AND GAS LEASE

STATE OF LOUISIANA	§
	§	KNOW ALL MEN BY THESE PRESENTS:
PARISH OF ST. MARY	§

THAT, this Assignment of Oil and Gas Lease (“Assignment”) is made and entered into by and between  Ridgewood Energy P Fund, LLC, a Delaware limited liability company, Ridgewood Energy W Fund, LLC, a Delaware limited liability company, Ridgewood Energy Y Fund, LLC, a Delaware limited liability company, Ridgewood Energy A-1 Fund, LLC, a Delaware limited liability company and Ridgewood Energy Gulf of Mexico Oil and Gas Fund , L.P., a Delaware limited partnership,  14 Philips Parkway, Montvale, New Jersey, 07645 (hereinafter referred to as "Assignor") and Castex Energy Partners, L.P., a Texas limited partnership, 333 Clay Street, Suite 2000, Houston, Texas 77002 (hereinafter referred to as "Assignee").

FOR AND IN CONSIDERATION OF THE SUM OF ONE HUNDRED DOLLARS and other good and valuable consideration in hand paid, the receipt and sufficiency of which are hereby acknowledged, Assignor does hereby transfer, grant, bargain, sell, convey and assign to Assignee all of its right, title and interest, being no less than an undivided fifty percent (50% of 8/8ths) working interest and a proportionately-reduced seventy-three percent (73% of 8/8ths) net revenue interest, in and to the following property (hereinafter referred to as the “Subject Interests”):

Louisiana State Lease No. 20526 dated January 12, 2011, by and between  the State of Louisiana, as Lessor, and Theophilus Oil, Gas & Land Services, LLC, as Lessee, recorded February 24, 2011, in File No. 309638, Conveyance Book No. 227, Page No. 109 of the Conveyance Records of St. Mary Parish, Louisiana.

Louisiana State Lease No. 20527 dated January 12, 2011, by and between the State of Louisiana, as Lessor, and Theophilus Oil, Gas & Land Services, LLC, as Lessee, recorded February 24, 2011, in File No. 309639, Book 227, Page 127 of the Conveyance Records of St. Mary Parish, Louisiana, (hereinafter collectively referred to as the “Leases”

TO HAVE AND TO HOLD the Subject Interests, together with all the property, rights, privileges, benefits and appurtenances in any way belonging to, incidental to, or appertaining thereto, unto Assignee, its successors and permitted assigns forever, subject to the other matters in this Assignment.

This Assignment is delivered pursuant to that certain unrecorded Purchase and Sale Agreement dated effective October 1, 2013 by and between Assignor and Assignee (“Purchase and Sale Agreement”). If there is a conflict between the Purchase and Sale Agreement and this Assignment, the provisions of the Purchase and Sale Agreement shall prevail.

This Assignment is made subject to all the terms and conditions of (i) that certain unrecorded Participation Agreement dated effective May 1, 2009 by and between Phoenix Exploration Louisiana C LLC and Ridgewood Energy Corporation, (ii) the Joint Operating Agreement dated effective as of May 1, 2009, by and between Phoenix Exploration Company, L.P., as Operator and Ridgewood Energy Corporation, (iii) an unrecorded Data Licensing Agreement dated May 30, 2007, which is more specifically referenced in the Participation Agreement, (iv) that certain Assignment of Oil and Gas Lease dated effective January 12, 2011, by and between Theopilus Oil, Gas & Land Services, LLC and Phoenix Exploration Louisiana C LLC and Ridgewood  Energy Corporation (v) that certain Assignment of Overriding Royalty Interest dated effective January 12, 2011, between Ridgewood Energy Corporation and Phoenix Exploration Louisiana C LLC,(vi)  that certain Partial Assignment of Oil, Gas and Mineral Lease dated effective  January 12, 2011, by and between Ridgewood Energy Corporation and Assignor,  (vii)  that certain unrecorded  Purchase and Sale Agreement dated effective as of October 1, 2013 by and between Assignor and  Assignee, and (viii) any and all existing burdens of record, and (ix) the terms and conditions of the Leases.

Assignor warrants title to the Lease only until January 31, 2015 against every person lawfully claiming or to claim the same by, through or under Assignor, but not otherwise.  Notwithstanding this limitation of warranties, this Assignment is made with full rights of substitution and subrogation of Assignee in and to all rights and actions of warranty against previous owners, assignors and grantors.

Except for the above special warranty of title, the Subject Interests are hereby assigned to, and accepted by, Assignee AS IS AND WHERE IS AND WITHOUT WARRANTY, EITHER EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY EXPRESS OR IMPLIED WARRANTY OF TITLE, MERCHANTABILITY, CONDITION, FITNESS FOR A PARTICULAR PURPOSE, OR FREEDOM FROM REDHIBITORY DEFECTS OR VICES, WHETHER KNOWN OR UNKNOWN AND WHETHER APPARENT, PATENT, LATENT, HIDDEN OR OTHERWISE.

Assignee hereby assumes the duties, liabilities and obligations, express or implied, imposed upon Assignor under the provisions of the Lease and under all applicable laws, rules, regulations, orders and ordinances, to the extent such duties, liabilities and obligations relate to the Subject Interests and accrue or arise from and after the Effective Date of this Assignment (“Assumed Liabilities”).

ASSIGNEE SHALL, TO THE FULLEST EXTENT PERMITTED BY LAW, RELEASE, DEFEND, INDEMNIFY, AND HOLD HARMLESS ASSIGNOR, ITS PARENT AND SUBSIDIARY COMPANIES, AND EACH OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS AND OTHER REPRESENTATIVES (THE “ASSIGNOR GROUP”) FROM AND AGAINST ALL CLAIMS ARISING FROM OR RELATING TO (I) THE ASSUMED LIABILITIES.

It is agreed that all assignments or transfers of all or any portion of the Subject Interests may be made by Assignee shall be made expressly subject to this Assignment and the Purchase and Sale Agreement, and the assignment or transfer must incorporate a provision that the assignee or transferee adopts, ratifies, confirms and agrees to comply with the terms of this Assignment and the Purchase and Sale  Agreement and agrees, as to the interest to be so acquired, to assume the obligations of the assignor or transferor and to be bound by all of the terms and provisions of this Assignment and the Purchase and Sale Agreement.

The terms, covenants and conditions hereof shall be binding upon, and shall inure to the benefit of, Assignor and Assignee and their respective successors and permitted assigns, and such terms, covenants and conditions shall be covenants running with the Lease and with each transfer or assignment of the Lease or any portion thereof.

This Assignment is subject to the approval of the State Mineral Board of the State of Louisiana and Assignee does hereby accept such assignment and agrees to assume and fulfill its share of all obligations, conditions and stipulations in the Lease, and the rules and regulations of the State Mineral Board insofar as applicable to the Subject Interests.

This Assignment may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

IN WITNESS WHEREOF, this Assignment is executed before the undersigned competent witnesses on the dates set forth below each signature, but shall be effective for all purposes as of October 1, 2013 (“Effective Date”).

WITNESSES:	ASSIGNOR:

Ridgewood Energy P Fund LLC,
Ridgewood Energy W Fund, LLC,
Ridgewood Energy Y Fund, LLC,
Ridgewood Energy A-1 Fund LLC and
Ridgewood Energy Gulf of Mexico Oil and Gas Fund, L.P.
By:Ridgewood Energy Corporation, Manager

By:
Name:	Name:	W.Greg Tabor
	Title:	Executive Vice President
Date:
Name:

WITNESSES:	ASSIGNEE:

Castex Energy Partners II, LLC, as general partner of Castex Energy Partners L.P.

By:
Name:	Name:
Title:
Date:
Name:

ACKNOWLEDGMENT

STATE OF TEXAS	§
§
COUNTY OF HARRIS	§

On this ____ day of ______________, 2014, before me appeared W.Greg Tabor, to me personally known, who, being by me duly sworn (or affirmed) did say that he is the Executive Vice President of Ridgewood Energy Corporation, a Delaware corporation, as Manager for and on behalf of, Ridgewood Energy P Fund, LLC, a Delaware limited liability company, Ridgewood Energy W Fund, LLC, a Delaware limited liability company, Ridgewood Energy Y Fund, LLC, a Delaware limited liability company, Ridgewood Energy A-1 Fund, LLC, a Delaware limited liability company,  and Ridgewood Energy Gulf of Mexico Oil and Gas Fund, L.P., a Delaware limited partnership, and that the instrument was signed on behalf of said companies by the authority of its Board of Directors and that he acknowledged the instrument to be the free act and deed of each  company.

Name:
NOTARY PUBLIC IN AND FOR
THE STATE OF TEXAS

ACKNOWLEDGMENT

STATE OF TEXAS	§
§
COUNTY OF HARRIS	§

On this ____ day of ____________, 2014, before me appeared Peter D. Addison, to me personally known, who, being by me duly sworn (or affirmed) did say that he is the Vice President of Castex Energy II, LLC, General Partner of of Castex Energy Partners, L.P., a Texas limited partnership, and that the instrument was signed on behalf of said limited partnership and that he acknowledged the instrument to be the free act and deed of the limited partnership.

Name:
NOTARY PUBLIC IN AND FOR
THE STATE OF TEXAS

Exhibit “C-3”

Attached to and made a part of that certain Purchase and Sale Agreement dated January 17,2014, by and between Ridgewood Energy Corporation, Ridgewood Energy P Fund, LLC, Ridgewood Energy W Fund, LLC, Ridgewood Energy Y Fund, LLC, Ridgewood Energy A-1 Fund, LLC and Ridgewood Energy Gulf of Mexico Oil and Gas Fund, L.P., as Seller, and Castex Energy Partners, L.P., as Buyer

ASSIGNMENT OF OIL AND GAS LEASE

STATE OF LOUISIANA	§
	§	KNOW ALL MEN BY THESE PRESENTS:
PARISH OF ST. MARY	§

THAT, this Assignment of Oil and Gas Lease (“Assignment”) is made and entered into by and between  Ridgewood Energy P Fund, LLC, a Delaware limited liability company, Ridgewood Energy W Fund, LLC, a Delaware limited liability company, Ridgewood Energy Y Fund, LLC, a Delaware limited liability company, Ridgewood Energy A-1 Fund, LLC, a Delaware limited liability company and Ridgewood Energy Gulf of Mexico Oil and Gas Fund , L.P., a Delaware limited partnership,  14 Philips Parkway, Montvale, New Jersey, 07645 (hereinafter referred to as "Assignor") and Castex Energy Partners, L.P., a Texas limited partnership, 333 Clay Street, Suite 2000, Houston, Texas 77002 (hereinafter referred to as "Assignee").

FOR AND IN CONSIDERATION OF THE SUM OF ONE HUNDRED DOLLARS and other good and valuable consideration in hand paid, the receipt and sufficiency of which are hereby acknowledged, Assignor does hereby transfer, grant, bargain, sell, convey and assign to Assignee all of its right, title and interest, being not less than an undivided fifty percent (50% of 8/8ths) working interest and a proportionately-reduced seventy-three percent (73% of 8/8ths) net revenue interest, in and to the following property (hereinafter referred to as the “Subject Interests”):

Louisiana State Lease No. 20035 dated March 11, 2009, by and between the State of Louisiana, as Lessor, and Theophilus Oil, Gas & Land Services, LLC, as Lessee, recorded April 1, 2009, in File No. 303699, Conveyance Book No. 184, Page No. 764 of the Conveyance Records of St. Mary Parish, Louisiana,(hereinafter referred to as the “Lease”)

TO HAVE AND TO HOLD the Subject Interests, together with all the property, rights, privileges, benefits and appurtenances in any way belonging to, incidental to, or appertaining thereto, unto Assignee, its successors and permitted assigns forever, subject to the other matters in this Assignment.

This Assignment is delivered pursuant to that certain unrecorded Purchase and Sale Agreement dated effective October 1, 2013 by and between Assignor and Assignee (“Purchase and Sale Agreement”). If there is a conflict between the Purchase and Sale Agreement and this Assignment, the provisions of the Purchase and Sale Agreement shall prevail.

            This Assignment is made subject to all the terms and conditions of (i) that certain unrecorded Participation Agreement dated effective May 1, 2009 by and between Phoenix Exploration Louisiana C LLC and Ridgewood Energy Corporation, (ii) the Joint Operating Agreement dated effective as of May 1, 2009, by and between Phoenix Exploration Company, L.P., as Operator and Ridgewood Energy Corporation, (iii) an unrecorded Data Licensing Agreement dated May 30, 2007, which is more specifically referenced in the Participation Agreement, (iv) that certain Assignment of Oil and Gas Lease dated effective March 11, 2009, by and between Theopilus Oil, Gas & Land Services, LLC and Phoenix Exploration Louisiana C LLC, (v)  that certain Partial Assignment of Oil, Gas and Mineral Lease dated effective May 1, 2009, by and between Phoenix Exploration Louisiana C LLC and Ridgewood Energy Corporation, (vi) that certain Partial Assignment of Oil, Gas and Mineral Lease dated effective May 1, 2009 by and between  Ridgewood Energy Corporation and Assignor,  (vii)  that certain unrecorded  Purchase and Sale Agreement dated effective as of October 1, 2013 by and between Assignor and  Assignee, and (viii) any and all existing burdens of record, and (ix) the terms and conditions of the Lease.

Assignor warrants title to the Lease only until January 31, 2015 against every person lawfully claiming or to claim the same by, through or under Assignor, but not otherwise.  Notwithstanding this limitation of warranties, this Assignment is made with full rights of substitution and subrogation of Assignee in and to all rights and actions of warranty against previous owners, assignors and grantors.

Except for the above special warranty of title, the Subject Interests are hereby assigned to, and accepted by, Assignee AS IS AND WHERE IS AND WITHOUT WARRANTY, EITHER EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY EXPRESS OR IMPLIED WARRANTY OF TITLE, MERCHANTABILITY, CONDITION, FITNESS FOR A PARTICULAR PURPOSE, OR FREEDOM FROM REDHIBITORY DEFECTS OR VICES, WHETHER KNOWN OR UNKNOWN AND WHETHER APPARENT, PATENT, LATENT, HIDDEN OR OTHERWISE.

Assignee hereby assumes the duties, liabilities and obligations, express or implied, imposed upon Assignor under the provisions of the Lease and under all applicable laws, rules, regulations, orders and ordinances, to the extent such duties, liabilities and obligations relate to the Subject Interests and accrue or arise from and after the Effective Date of this Assignment (“Assumed Liabilities”).

ASSIGNEE SHALL, TO THE FULLEST EXTENT PERMITTED BY LAW, RELEASE, DEFEND, INDEMNIFY, AND HOLD HARMLESS ASSIGNOR, ITS PARENT AND SUBSIDIARY COMPANIES, AND EACH OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS AND OTHER REPRESENTATIVES (THE “ASSIGNOR GROUP”) FROM AND AGAINST ALL CLAIMS ARISING FROM OR RELATING TO (I) THE ASSUMED LIABILITIES.

It is agreed that all assignments or transfers of all or any portion of the Subject Interests may be made by Assignee shall be made expressly subject to this Assignment and the Purchase and Sale Agreement, and the assignment or transfer must incorporate a provision that the assignee or transferee adopts, ratifies, confirms and agrees to comply with the terms of this Assignment and the Purchase and Sale  Agreement and agrees, as to the interest to be so acquired, to assume the obligations of the assignor or transferor and to be bound by all of the terms and provisions of this Assignment and the Purchase and Sale Agreement.

The terms, covenants and conditions hereof shall be binding upon, and shall inure to the benefit of, Assignor and Assignee and their respective successors and permitted assigns, and such terms, covenants and conditions shall be covenants running with the Lease and with each transfer or assignment of the Lease or any portion thereof.

This Assignment is subject to the approval of the State Mineral Board of the State of Louisiana and Assignee does hereby accept such assignment and agrees to assume and fulfill its share of all obligations, conditions and stipulations in the Lease, and the rules and regulations of the State Mineral Board insofar as applicable to the Subject Interests.

This Assignment may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

IN WITNESS WHEREOF, this Assignment is executed before the undersigned competent witnesses on the dates set forth below each signature, but shall be effective for all purposes as of October 1, 2013 (“Effective Date”).

WITNESSES:	ASSIGNOR:

Ridgewood Energy P Fund LLC,
Ridgewood Energy W Fund, LLC,
Ridgewood Energy Y Fund, LLC,
Ridgewood Energy A-1 Fund LLC and
Ridgewood Energy Gulf of Mexico Oil and Gas Fund, L.P.
By:Ridgewood Energy Corporation, Manager

By:
Name:	Name:	W. Greg Tabor
	Title:	Executive Vice President
Date:
Name:

WITNESSES:	ASSIGNEE:

Castex Energy II, LLC, as General Partner of Castex Energy Partners L.P.

By:
Name:	Name:
Title:
Date:
Name:

ACKNOWLEDGMENT

STATE OF TEXAS	§
§
COUNTY OF HARRIS	§

On this ____ day of ______________, 2014, before me appeared W. Greg Tabor, to me personally known, who, being by me duly sworn (or affirmed) did say that he is the Executive Vice President of Ridgewood Energy Corporation, a Delaware corporation, as Manager for and on behalf of, Ridgewood Energy P Fund, LLC, a Delaware limited liability company, Ridgewood Energy W Fund, LLC, a Delaware limited liability company, Ridgewood Energy Y Fund, LLC, a Delaware limited liability company, Ridgewood Energy A-1 Fund, LLC, a Delaware limited liability company,  and Ridgewood Energy Gulf of Mexico Oil and Gas Fund, L.P., a Delaware limited partnership, and that the instrument was signed on behalf of said companies by the authority of its Board of Directors and that he acknowledged the instrument to be the free act and deed of each  company.

Name:
NOTARY PUBLIC IN AND FOR
THE STATE OF TEXAS

ACKNOWLEDGMENT

STATE OF TEXAS	§
§
COUNTY OF HARRIS	§

On this ____ day of ____________, 2014, before me appeared Peter D. Addison, to me personally known, who, being by me duly sworn (or affirmed) did say that he is the Vice-President of Castex Energy II, LLC, General Partner of Castex Energy Partners, L.P., a Texas limited partnership, and that the instrument was signed on behalf of said limited partnership and that he acknowledged the instrument to be the free act and deed of the limited partnership.

Name:
NOTARY PUBLIC IN AND FOR
THE STATE OF TEXAS

Exhibit “D”

Attached to and made a part of that certain Purchase and Sale Agreement dated January 17, 2014, by and between Ridgewood Energy Corporation, Ridgewood Energy A-1 Fund, LLC, Ridgewood Energy Gulf of Mexico Oil and Gas Fund, L.P., Ridgewood Energy P Fund, LLC, Ridgewood Energy W Fund, LLC and Ridgewood Energy Y Fund, LLC as Seller and Castex Energy Partners, L.P., as Buyer

AFFIDAVIT PURSUANT TO FOREIGN INVESTMENT
AND REAL PROPERTY ACT

The undersigned hereby declare, under penalties of perjury, that the name(s), address(es) and United States taxpayer identification number(s)s of the owner(s) of the immovable/real property to be sold to Buyer under the Purchase and Sale Agreement dated effective as of October 1, 2013 are as follows:

Name and Address	I.D. Number

INSERT NAMES OF SELLERS AND I.D. NUMBERS

Ridgewood Energy Corporation is a corporation organized and existing under the laws of the State of _____________.  Ridgewood Energy A-1 Fund, LLC is a limited liability company organized and existing under the laws of the State of _________.  Ridgewood Energy gulf of Mexico Oil and Gas Fund, L.P. is a limited partnership organized and existing under the laws of the State of _________. Ridgewood Energy P Fund, LLC is a limited liability company organized and existing under the laws of the State of _________.  Ridgewood Energy W Fund, LLC is a limited liability company organized and existing under the laws of the State of _________. Ridgewood Energy Y Fund, LLC is a limited liability company organized and existing under the laws of the State of _________.  As such, neither entity is a foreign citizen or foreign entity. The undersigned understands that the purchaser of the property intends to rely on the foregoing representations in connection with the United States Foreign Investment and Real Property Act.

INSERT RIDGEWOOD SIGNATURE BLOCKS

Exhibit “E”

Attached to and made a part of that certain Purchase and Sale Agreement dated January 17, 2014, by and between Ridgewood Energy Corporation, Ridgewood Energy A-1 Fund, LLC, Ridgewood Energy Gulf of Mexico Oil and Gas Fund, L.P., Ridgewood Energy P Fund, LLC, Ridgewood Energy W Fund, LLC, and Ridgewood Energy Y Fund, LLC as Seller, and Castex Energy Partners, L.P., as Buyer

Form of Certificates

SELLER’S CERTIFICATE

I, _____________________________, ________________________ of Ridgewood Energy Corporation, a Delaware corporation, as Manager for and on behalf of, Ridgewood Energy A-1 Fund, LLC, Ridgewood Energy W Fund, LLC, Ridgewood Energy P Fund, LLC, Ridgewood Energy Y Fund, LLC,  Delaware limited liability companies, and Ridgewood Energy Gulf of Mexico Oil and Gas Fund, L.P., a Delaware limited partnership (“Seller”), on this ____ day of _______________, 2014, do hereby certify in accordance with the terms contained in, and pursuant to Section 2.1 and Section 7.1(c) of, that certain Purchase and Sale Agreement by and between Seller and Castex Energy Partners, L.P., a Texas limited partnership, dated  _______________________, 2014 (the “Purchase and Sale Agreement”), that (i) each of Seller’s representations and warranties in the Purchase and Sale Agreement is true and correct in all material respects (or, with respect to representations and warranties qualified by materiality, in all respects) as of the date hereof as if made on the date hereof (except to the extent any such representation or warranty is stated to relate to an earlier date in which case such representation and warranty was true and correct on and as of such earlier date), and (ii) Seller has performed and complied in all material respects with each of the Seller’s covenants and conditions contained in the Purchase and Sale Agreement prior to or as of the date hereof.

Ridgewood Energy A-1 Fund, LLC
Ridgewood Energy W Fund, LLC
Ridgewood Energy P Fund, LLC
Ridgewood Energy Y Fund, LLC
Ridgewood Energy Gulf of Mexico Oil and Gas Fund, L.P.
By: Ridgewood Energy Corporation, as Manager

By:
Name:
Title:

Exhibit “F”

Attached to and made a part of that certain Purchase and Sale Agreement dated January 17, 2014, by and between Ridgewood Energy Corporation, Ridgewood Energy A-1 Fund, LLC, Ridgewood Energy Gulf of Mexico Oil and Gas Fund, L.P., Ridgewood Energy P Fund, LLC, Ridgewood Energy W Fund, LLC, and Ridgewood Energy Y Fund, LLC as Seller, and Castex Energy Partners, L.P., as Buyer

BUYER’S CERTIFICATE

I, _____________________________, ________________________ of Castex Energy Partners, L.P., a Texas limited partnership (“Buyer”), on this ____ day of _______________, 2014, do hereby certify in accordance with the terms contained in, and pursuant to Section 3.1 and Section 7.2(c) of, that certain Purchase and Sale Agreement by and between Ridgewood Energy Corporation, a Delaware corporation, as Manager for and on behalf of Ridgewood Energy A-1 Fund, LLC, Ridgewood Energy P Fund, LLC, Ridgewood Energy W Fund, LLC, Ridgewood Energy Y Fund, LLC, Delaware limited liability companies, and Ridgewood Energy Gulf of Mexico Oil and Gas Fund, L.P., Sellers, and Buyer, dated ________________, 2014 (the “Purchase and Sale Agreement”), that (i) each of Buyer’s representations and warranties given in the Purchase and Sale Agreement is true and correct in all material respects (or, with respect to representations and warranties qualified by materiality, in all respects) as of the date hereof as if made on the date hereof (except to the extent any such representation or warranty is stated to relate to an earlier date in which case such representation and warranty was true and correct on and as of such earlier date), and (ii) Buyer has performed and complied in all material respects with each of the Buyer’s covenants and conditions contained in the Purchase and Sale Agreement prior to or as of the date hereof.

CASTEX ENERGY PARTNERS, L.P.

By:
Name:
Title: